As filed with the Securities and Exchange Commission on September 27, 2000
                                               Registration No. 333-45314
______________________________________________________________________________
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                        _________________________

                             AMENDMENT NO. 1
                                    TO
                                 FORM S-3
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933
                        _________________________

NORTHWEST AIRLINES CORPORATION                   NORTHWEST AIRLINES, INC.
        (Exact name of Registrants as specified in their charters)
               Delaware                             Minnesota
      (State or other jurisdiction of incorporation or organization)
                4512                                   4512
         (Primary Standard Industrial Classification Code Number)
               41-1905580                            41-0449230
                 (I.R.S. Employer Identification Number)
                        _________________________
                          2700 Lone Oak Parkway
                          Eagan, Minnesota 55121
                              (612) 726-2111
 (Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)
                               ___________
                        Douglas M. Steenland, Esq.

         Executive Vice President, General Counsel and Secretary
                      Northwest Airlines Corporation
                          2700 Lone Oak Parkway
                          Eagan, Minnesota 55121
                              (612) 726-2111
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                        _________________________

                                 Copy to:
                          Stephan J. Feder, Esq.
                        Simpson Thacher & Bartlett
                           425 Lexington Avenue
                      New York, New York 10017-3954
                              (212) 455-2000
                        _________________________
     Approximate date of commencement of proposed sale to the public:
     From time to time after the effective date of this registration statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /x/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

     Pursuant to Rule 429 of the Rules and Regulations of the Securities and Exchange Commission under the Securities Act of 1933, the Forms of Prospectus included in this Registration Statement also relate to an aggregate remaining amount of $39,902,000 of the classes of Securities covered by such Forms of Prospectus previously registered under the Registration Statement on Form S-3 (File No. 333-79215). A filing fee of $283,893.60 was paid on May 25, 1999 in connection with the remaining amount of Securities registered under the Registration Statement on Form S-3 (File No. 333-79215). This Registration Statement is a new Registration Statement, constitutes Post Effective Amendment No. 1 to Registration Statement No. 333-79215, and such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act of 1933.

                        _________________________

                             EXPLANATORY NOTE

          This Registration Statement consists of two separate
Prospectuses, covering securities to be registered as follows:

          - debt securities and warrants to purchase debt securities of Northwest Airlines, Inc. and guarantees of the debt securities by Northwest Airlines Corporation; and

          .   pass through certificates of Northwest Airlines, Inc. and
               related guarantees of Northwest Airlines Corporation.

          Separate financial statements of Northwest Airlines, Inc. are not being provided because all of the securities being issued by Northwest Airlines, Inc. under this registration statement are fully and unconditionally guaranteed by Northwest Airlines Corporation and such separate financial statements are therefore not deemed material.

PROSPECTUS

                             $975,000,000

                        NORTHWEST AIRLINES, INC.

             Debt Securities and Warrants to Purchase Debt Securities
                        _________________________

          Payment of Principal, Premium, if any, and Interest Fully and
                        Unconditionally Guaranteed by

                        NORTHWEST AIRLINES CORPORATION
                        _________________________

          Northwest Airlines, Inc. may from time to time offer its debt securities and warrants to purchase debt securities. The debt securities will be fully and unconditionally guaranteed by Northwest Airlines Corporation, the indirect parent of Northwest Airlines, Inc.

          When we decide to sell a particular series of securities, we will provide specific terms of the offered securities in a prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you invest.
                        _________________________

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
                        _________________________


      The date of this prospectus is September 27, 2000

                            TABLE OF CONTENTS


About this Prospectus . . . . . . . . . . . . . . . . . . . . . . . . . 3
Incorporation of Certain Documents by Reference . . . . . . . . . . . . 4
Disclosure Regarding Forward-Looking Statements . . . . . . . . . . . . 4
The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Ratio of Earnings to Fixed Charges  . . . . . . . . . . . . . . . . . . 5
Description of Debt Securities  . . . . . . . . . . . . . . . . . . . . 7
Description of Warrants . . . . . . . . . . . . . . . . . . . . . . . .20
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . .  23
Legal Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25


          You should rely only on the information provided in this prospectus and any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. Northwest Airlines, Inc. will offer to sell the securities and seek offers to buy the securities, only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sales of the securities.

                          ABOUT THIS PROSPECTUS

          This prospectus is part of registration statements that we filed with the Securities and Exchange utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of debt securities and warrants to purchase debt securities described in this prospectus in one or more offerings up to a total dollar amount of $975,000,000 or the equivalent of this amount in foreign currencies or foreign currency units.

          This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under "Incorporation of Certain Documents by Reference."

          This prospectus does not contain all of the information in the registration statements. Statements we make in this prospectus about the contents of any contract, agreement or other document are not necessarily complete. If that contract, agreement or other document has been filed as an exhibit to the registration statements, we refer you to the exhibit for a more complete description. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities.

          In this prospectus, "Northwest" refers to Northwest Airlines, Inc., "NWA Corp." to Northwest Airlines Corporation and the "Company," "we," "us" or "our" to NWA Corp. and its consolidated subsidiaries.

             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          NWA Corp. files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public over the internet at the SEC's web site at http://www.sec.gov. Northwest is not required to file separate reports, proxy and information statements or other information with the SEC pursuant to the Securities Exchange Act of 1934. Instead, we have provided information with respect to Northwest, to the extent required, in filings made by NWA Corp.

          The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we complete our offering of the securities:

          .    Annual Report on Form 10-K for the year ended December
               31, 1999;

          . Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000; and

          . Current Reports on Form 8-K filed on January 18, 2000 and July 11, 2000.

          You may request a copy of these filings (other than exhibits to them) at no cost, by writing or telephoning us at the following address:

          Secretary's Office
          Northwest Airlines Corporation
          5101 Northwest Drive, Dept. A1180
          St. Paul, Minnesota 55111-3034
          Telephone: (612) 726-2111

             DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

          This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to a number of risks and uncertainties, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements are typically identified by the words "may," "will," "believe," "expect," "anticipate," "intend," "estimate" and similar expressions. Actual results could differ materially from those contemplated by these forward-looking statements as a result of a number of factors. It is not reasonably possible to itemize all of the many factors and specific events that could affect the outlook of an airline operating in the global economy. Some factors that could significantly impact expected capacity, load factors, revenues, expenses and cash flows include the airline pricing environment, fuel costs, labor negotiations both at the Company and other carriers, low-fare carrier expansion, capacity decisions of other carriers, actions of the U.S. and foreign governments, foreign currency exchange rate fluctuation, inflation, the general economic environment in the U.S. and other regions of the world and other factors discussed herein.

          In light of these risks and uncertainties, we cannot assure you that the results and events contemplated by the forward-looking statements contained in this prospectus will in fact be realized. Potential investors should not place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the factors described above.

                               THE COMPANY

          NWA Corp. is the indirect parent corporation of Northwest. Northwest operates the world's fourth largest airline (as measured by 1999 revenue passenger miles ("RPMs")) and is engaged in the business of transporting passengers and cargo. Northwest began operations in 1926 and its business focuses on the development of a global airline network through its strategic assets that include:

          . domestic hubs at Detroit, Minneapolis/St. Paul and Memphis;

          . an extensive Pacific route system with hubs at Tokyo and Osaka;

          .     a trans-Atlantic alliance with KLM Royal Dutch
                Airlines which operates through a hub in Amsterdam;
                and

          .     a global alliance with Continental Airlines, Inc.

           Northwest has developed strategies that are designed to utilize the Company's strategic assets to its competitive advantage. These strategies focus on providing safe, reliable, convenient and consistent air transportation. In addition, the Company's frequent flyer program, customer service improvements and targeted fare promotions are designed to maintain and improve its competitive position.

          Northwest operates substantial domestic and international route networks and directly serves more than 150 cities in 21 countries in North America, Asia and Europe. Northwest had more than 56.1 million enplanements and flew over 74.2 billion RPMs in 1999.

          Our principal executive offices are located at 2700 Lone Oak Parkway, Eagan, Minnesota 55121; our mailing address is 5101 Northwest

Drive, St. Paul, Minnesota 55111-3034 and our telephone number is (612)
726-2111.

                             USE OF PROCEEDS

          Unless the applicable prospectus supplement indicates otherwise, net proceeds from the sale of the offered securities will be added to Northwest's working capital. We will use the proceeds for general corporate purposes, including the repayment of outstanding indebtedness and financing of capital expenditures. We do not currently expect to discharge any indebtedness or finance any capital expenditures with the proceeds of the sale of the offered securities.

                    RATIO OF EARNINGS TO FIXED CHARGES

          We have set forth below the ratio of earnings to fixed charges for NWA Corp. and its consolidated subsidiaries for the periods indicated. The ratio of earnings to fixed charges represents the number of times that fixed charges were covered by earnings. In computing the ratio, earnings represent consolidated earnings (loss) before income taxes, cumulative effect of accounting change and fixed charges (excluding capitalized interest). Fixed charges consist of interest expense (including capitalized interest), one-third of rental expense, which is considered representative of the interest factor, and amortization of debt discount and expense.


                       Year ended December 31,                                         Six months ended June 30,
          1999               1998              1997             1996           1995         2000        1999
          ---                 ---               ---             ---            ---          ---          ---

          1.64                (a)                3.05             2.74          1.90         1.43        1.36

___________
(a) Earnings were inadequate to cover fixed charges by $452 million for the year ended December 31, 1998.


                      DESCRIPTION OF DEBT SECURITIES

          The debt securities offered pursuant to this prospectus will be unsecured obligations and will be either senior or subordinated debt. Senior debt will be issued under a senior debt indenture. Subordinated debt will be issued under a subordinated debt indenture. The senior debt indenture and the subordinated debt indenture are sometimes referred to in this prospectus individually as an "indenture" and together as the "indentures." The form of each indenture has been filed with the SEC and is incorporated by reference in the registration statement of which this prospectus is a part.

          The following briefly summarizes certain general terms and provisions of the debt securities and the indentures to which any prospectus supplement may relate. The applicable prospectus supplement will describe the particular terms and provisions of the debt securities offered by that prospectus supplement and the application of these general terms and provisions to them.

          Northwest may offer a series of debt securities at the same time that it makes an offer of warrants to purchase an additional portion of the same or another series of debt securities. Northwest also may offer warrants to purchase a series of debt securities independently of any offering of debt securities. See "Description of Warrants."

          The statements in this prospectus relating to the debt securities and the indentures are summaries. You should refer to the indentures for the complete terms of the debt securities and the indentures, including the definitions of certain capitalized terms in this prospectus. Where we make no distinction between senior debt securities and subordinated debt securities or between the senior indenture and the subordinated indenture, those summaries refer to any debt securities and either indenture. Whenever we refer to particular defined terms of the indentures in this prospectus or in a prospectus supplement, those defined terms are incorporated by reference in this prospectus or in that prospectus supplement.

          The applicable prospectus supplement will set forth the anticipated market for the debt securities and the specific use of proceeds of an offering of debt securities.

          To the extent that any provision in any prospectus supplement is inconsistent with any provision in this summary, the provision of the prospectus supplement will control.

General

          The indentures do not limit the aggregate principal amount of debt securities which may be issued under those indentures. Northwest may issue from time to time debt securities in one or more series under those indentures. The senior debt securities will be unsecured and unsubordinated obligations of Northwest and will rank equally with all other unsecured and unsubordinated indebtedness of Northwest. The subordinated debt securities will be unsecured obligations of Northwest and, as set forth below under "Subordination of Subordinated Debt Securities," will be subordinated in right of payment to all senior indebtedness of Northwest.

          You should refer to the prospectus supplement which accompanies this prospectus for a description of the specific series of debt securities that Northwest is offering by that prospectus supplement or, if Northwest is offering warrants, the debt securities that it will issue upon exercise of those warrants. These terms may include:

          - the specific designation of the debt securities, including whether they are senior debt securities or subordinated debt securities;

          - any limit upon the aggregate principal amount of the debt securities;

          - the maturity date or dates of the principal of the debt securities or the method of determining the maturity date or dates;

          - the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if there is any interest, or the method of calculating the interest rate or rates;

          - the date or dates on which interest, if any, will accrue or the method of determining that date or dates;

          - the date or dates on which interest, if any, will be payable and the record date or dates for the interest payment date or dates;

          - the place or places where principal of or, premium, if any, and interest, if any, on the debt securities will be payable;

          - if Northwest may redeem, at its option, the debt securities in whole or in part,

                    -    the period or periods,
                    -    the price or prices,
                    - the currency or currencies (including currency units) and
                    -    the terms and conditions for the optional
                          redemption or redemptions;

          - if Northwest is obligated to redeem or purchase the debt securities in whole or in part, pursuant to any sinking fund or similar provisions, upon the happening of specified events or at the option of a holder of the debt securities,

                    -         the period or periods,
                    -         the price or prices and
                    - the terms and conditions for the mandatory redemption or redemptions;

          . the denominations of the debt securities that Northwest is authorized to issue;

          -         regarding the currency or currency units,

                    - the currency or currency units for which the debt securities may be purchased or in which the debt securities may be denominated, and/or
                    - the currency or currency units in which principal of, premium, if any, and/or interest, if any, on the debt securities will be payable or redeemable, and
                    - whether Northwest or the holders of any debt securities may elect to pay or receive payments in a currency or currency units other than the currency in which the debt securities are stated to be payable or redeemable;

          - if other than the principal amount, the portion of the principal amount of the debt securities which will be payable upon declaration of the acceleration of the maturity, or the method by which that portion will be determined;

          - the person to whom any interest on any debt security will be payable, if other than the person in whose name that debt security is registered on the applicable record date;

          . any addition to, or modification or deletion of, any event of default or any covenant of Northwest or NWA Corp. specified in the applicable indenture;

          . the application, if any, of the means of defeasance or covenant defeasance specified for the debt securities and coupons, if any;

          . whether the debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for such global security or securities;

          . the terms and conditions relating to warrants issued by Northwest, if any, in connection with or for the purchase of the debt securities;

          . any index used to determine the amount of payments of principal of, and premium, if any, and interest, if any, on the debt securities;

          . any provisions relating to the exchange of the debt securities; and

          .         any other special terms of the debt securities.

          Unless the applicable prospectus supplement specifies otherwise, the debt securities will not be listed on any securities exchange.

          Unless the applicable prospectus supplement specifies otherwise, Northwest will issue debt securities in fully registered form without coupons. If Northwest issues debt securities of any series in bearer form, the applicable prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special Federal income tax considerations, applicable to those debt securities and to payment on and transfer and exchange of those debt securities. Debt securities issued in bearer form will be transferable by delivery.

          Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain Federal income tax consequences and special considerations applicable to those debt securities will be described in the applicable prospectus supplement.

          The applicable prospectus supplement also will set forth the foreign currency or currency units and describe the restrictions, elections, certain Federal income tax considerations, specific terms and other information with respect to the issue of debt securities, if:

          - the purchase price of any debt securities is payable in one or more foreign currencies or currency units,
          . any debt securities are denominated in one or more foreign currencies or currency units, or
          . the principal of, premium, if any, or interest, if any, on any debt securities is payable in one or more foreign currencies or currency units.

Denominations, Payment, Registration, Transfer and Exchange

          Northwest will issue debt securities in registered form in denominations of $1,000 and integral multiples of $1,000. Northwest will issue debt securities in bearer form in denominations of $5,000. In each case, Northwest may issue debt securities in other denominations and currencies. Subject to any applicable laws or regulations, Northwest will make payments on the debt securities in the designated currency at the designated office or agency of Northwest, unless the applicable prospectus supplement sets forth otherwise. However, Northwest at its option may make interest payments, if any, on debt securities in registered form:

          . by checks mailed by the applicable trustee to the holders of debt securities entitled to interest payments at their registered addresses, or

          . by wire transfer to an account maintained by the person entitled to interest payments as specified in the debt register.

          Unless the applicable prospectus supplement indicates otherwise, Northwest will pay any installment of interest on debt securities in registered form to the person in whose name the debt security is registered at the close of business on the regular record date for that installment of interest.

          Subject to any applicable laws and regulations, Northwest will make payments on debt securities in bearer form in the currency and in the manner designated in the applicable prospectus supplement at the paying agencies outside the United States as it may appoint from time to time. The applicable prospectus supplement will name the paying agents outside the United States initially appointed by Northwest. Northwest may at any time designate additional paying agents or rescind the designation of any paying agents. However, if debt securities of a series are issuable in the form of registered securities, Northwest will be required to maintain at least one paying agent in each place of payment specified for that series. If debt securities of a series are issuable in the form of bearer securities, Northwest will be required to maintain a paying agent in a place of payment specified for that series outside the United States where the debt securities of that series and any related coupons may be presented and surrendered for payment. In connection with the payment of the principal of, premium, if any, and interest, if any, on a debt security, Northwest will have the right to require the holder to certify information to Northwest. In the absence of that certification, Northwest will be entitled to rely on any legal presumption to enable Northwest to determine its duties and liabilities, if any, to deduct or withhold taxes, assessments or governmental charges from that payment.

          Unless the applicable prospectus supplement sets forth otherwise, debt securities issued in registered form will be transferable or exchangeable at the agency of Northwest designated by it from time to time. Debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection with the transfer or exchange.

          If Northwest redeems any debt securities in part, Northwest will not be required:

          . to issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of the series to be redeemed and ending at the close of business on

                - the day of mailing of the notice of redemption, if the debt securities of that series are issuable only as registered securities,

                - the day of the first publication of the notice of redemption, if the debt securities of that series are issuable only as in bearer form, or

                - the day of mailing of the notice of redemption, if the debt securities of that series are issuable both in bearer form and as registered securities and there is no publication;

          . to register the transfer or exchange of any debt securities issued in registered form, or their portion, called for redemption or otherwise surrendered for repayment, except the unredeemed or unrepaid portion of any registered security being redeemed or repaid in part; or

          . to exchange any debt security issued in bearer form which is called for redemption, except to exchange that bearer security for a registered debt security of that series and like tenor which is immediately surrendered for redemption.

Subordination of Subordinated Debt Securities

          The obligation of Northwest to pay the principal of, premium, if any, and interest, if any, on the subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all "senior indebtedness" (as defined below) of Northwest. The subordinated debt securities will rank equally with any future indebtedness of Northwest which by its terms states that it will rank equally with the subordinated debt securities. The subordinated debt securities will rank senior to all other existing and future subordinated indebtedness or other subordinated obligations of Northwest. However, payment from the funds held in any defeasance trust described under "Defeasance" below is not subordinate to any senior Indebtedness or subject to the restrictions described in this prospectus.

          "Senior indebtedness" of Northwest means all "indebtedness" (as defined below) of Northwest (other than the subordinated debt securities) unless the indebtedness, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or equal with the subordinated debt securities. Senior indebtedness, however, does not include:

          - any indebtedness, guarantee or other obligation of Northwest that is subordinated or junior in any respect to any other indebtedness of Northwest, or

          - any indebtedness of Northwest to any of its subsidiaries or to any person of which Northwest is a subsidiary.

          "Indebtedness" means, without duplication, the principal of, premium, if any, and any accrued and unpaid interest (including post-petition interest, whether or not allowable as a claim in bankruptcy) on:

          .    indebtedness for money borrowed;

          .    guarantees of indebtedness for money borrowed;

          . indebtedness evidenced by notes, debentures, bonds or other instruments of indebtedness;

          - obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

          . obligations under capitalized leases and flight equipment leases;

          . obligations under interest rate and currency swaps, caps, collars options, forward or spot contracts or similar arrangements or with respect to foreign currency hedges or aircraft fuel hedges;

          . commitment and other bank financing fees under contractual obligations associated with bank debt;

          . any indebtedness representing the deferred and unpaid purchase price of any property or business;
               and

          . all deferrals, renewals, extensions and refundings of any of these indebtedness or obligations.

          However, indebtedness does not include:

          . amounts owed to trade creditors in the ordinary course of business,

          . nonrecourse indebtedness secured by real property located outside the United States, or

          . operating lease rental payments (other than flight equipment lease rental payments) in the ordinary course of business.

          Northwest may not pay the principal of, premium, if any, or interest on the subordinated debt securities or deposit pursuant to the provisions described under "Defeasance" below if:

          .    any senior Indebtedness is not paid when due
               (following the expiration of any applicable grace period); or

          . any other default on senior Indebtedness occurs and the maturity of any senior Indebtedness is accelerated in accordance with its terms,

unless, in either case,

          . the failure to pay or the acceleration relates to senior Indebtedness in an aggregate amount equal to or less than $20 million;

          . the default has been cured or waived or has ceased to exist;

          -    the acceleration has been rescinded; or

          -    the senior Indebtedness has been paid in full.

A failure to make any payment with respect to the subordinated debt securities as a result of the foregoing provisions will not limit the right of the holders of the subordinated debt securities to accelerate the maturity as a result of the payment default.

          If any distribution of the assets of Northwest is made upon any dissolution, total or partial liquidation or reorganization of or similar proceeding relating to Northwest, the holders of senior indebtedness will be entitled to receive payment in full before the holders of the subordinated debt securities are entitled to receive any payment. Because of this subordination, in the event of insolvency, creditors of Northwest who are holders of senior indebtedness or of other unsubordinated indebtedness may recover more, ratably, than the holders of the subordinated debt securities.

The Guarantee of NWA Corp.

          NWA Corp. will unconditionally guarantee, pursuant to the indentures, the due and punctual payment of the principal of, premium, if any, and interest, if any, on the debt securities when they become due, whether by acceleration or otherwise. The guarantee of NWA Corp. will be enforceable without any need first to enforce debt securities against Northwest. The guarantee of NWA Corp. of the subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all senior indebtedness of NWA Corp. The terms of the subordination will parallel the subordination terms applicable to the subordinated debt securities set forth above under "Subordination of Subordinated Debt Securities." For purposes of the guarantee of NWA Corp., senior indebtedness of NWA Corp. means all indebtedness of NWA Corp. other than the guarantee of NWA Corp., unless the indebtedness, by its terms or by the terms of the instrument creating or evidencing it, is subordinate in right of payment to or equal with the guarantee of NWA Corp. However, the senior indebtedness of NWA Corp. does not include any indebtedness of NWA Corp. to any of its subsidiaries. The guarantee of NWA Corp. of the subordinated debt securities will rank equally with any future indebtedness of NWA Corp. which by its terms states that it will rank equally with the guarantee of NWA Corp. of the subordinated debt securities. The guarantee of NWA Corp. of the subordinated debt securities will rank senior to all other existing and future subordinated indebtedness or other subordinated obligations of NWA Corp.

Global Debt Securities

          Unless otherwise specified in the applicable prospectus supplement, each series of debt securities will be represented by one fully registered global certificate. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co. ("Cede"), or its nominee. No person acquiring a beneficial interest in a global debt security will be entitled to physical delivery of a definitive certificate except as set forth below under "-Definitive Certificates."

          Unless and until definitive debt securities are issued, all references to actions by holder of the debt securities refer to actions taken by DTC, or its nominee, as the registered holder of the global debt security, upon instructions from DTC Participants (as defined below), and all references to distributions, notices, reports and statements to the holders of debt securities refer, as the case may be, to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the debt securities, or to DTC Participants for distribution to the beneficial owners of interests in the global debt securities in accordance with DTC procedures. Unless and until definitive certificates are issued, the only debt security "holder" will be Cede, as nominee of DTC. Beneficial owners will not be recognized by the trustee as holders of debt securities, as such term is used in the indentures, and beneficial owners will be permitted to exercise the rights of holders only indirectly through DTC and DTC Participants.

          Northwest has been advised that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and "clearing agency" registered pursuant to section 17A of the Exchange Act. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical transfer of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly ("Indirect Participants").

          Purchases, sales and transfers of the ownership of, or other interests in, the debt securities must be made by or through DTC Participants and Indirect Participants, which will receive a credit for the debt securities on DTC's record. The ownership interest of each beneficial owner of the debt securities is in turn recorded on the Direct Participant's and Indirect Participant's records.

          DTC has advised Northwest that it will take any action permitted to be taken by a holder of debt securities under the applicable indenture only at the direction of one or more DTC Participants to whose accounts with DTC the debt securities are credited. Additionally, DTC has advised Northwest that in the event any action requires approval by holders of a certain percentage (or principal amount) of debt securities, DTC will take such action only at the direction of and on behalf of DTC Participants whose holders satisfy any such percentage (or amount). DTC may take conflicting actions with respect to other debt securities to the extent that such actions are taken on behalf of DTC Participants whose holders have such debt securities.

          Distributions of principal and interest on the global debt securities will be made by the trustee to CEDE, as nominee for DTC. DTC will forward such payments in same-day funds to DTC Participants who are credited with ownership of the debt securities in amounts proportionate to the aggregate principal amount of the debt securities of the applicable series. DTC Participants will thereafter forward payments to Indirect Participants or beneficial owners, as the case may be, in accordance with customary industry practices. The forwarding of distributions to the beneficial owners of debt securities will be the responsibility of the DTC Participants.

          Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the debt securities among DTC Participants on whose behalf it acts with respect to the debt securities and to receive and transmit distributions of principal, premium, if any, and interest with respect to the debt securities. DTC Participants and Indirect

Participants with which beneficial owners of the debt securities have accounts similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective customers. Accordingly, although beneficial owners of the debt securities will not possess the debt securities, the Rules provide a mechanism by which those beneficial owners will receive payments and will be able to transfer their interests.

          Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a beneficial owner to pledge its debt securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such debt securities, may be limited due to the lack of a physical certificate for such debt securities.

          Neither Northwest, NWA Corp. nor the trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the debt securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          The applicable prospectus supplement will specify any additional book-entry registration procedures applicable to debt securities denominated in a currency other than United States dollars.

Definitive Certificates

          Unless the applicable prospectus supplement specifies otherwise, if DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by Northwest within ninety days, debt securities in definitive, certificated form will be issued in exchange for the applicable global debt securities. In addition, Northwest may at any time and in its sole discretion determine not to have any of the debt securities of a series or class represented by one or more global certificates. In that event, debt securities in definitive, certificated form will be issued in exchange for the applicable global debt securities. Further, if Northwest so specifies, an owner of a beneficial interest in a global debt security may, on terms acceptable to Northwest and DTC, receive definitive, certificated debt securities registered in the name of that beneficial owner or its designee.

          Upon the occurrence of any event described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners through DTC Participants of the availability of definitive certificates. Upon surrender by DTC of the certificates representing the debt securities and receipt of instructions for re-registration, the trustee will reissue the debt securities as definitive debt securities to the beneficial owners.

          Distributions of principal, premium, if any, and interest on debt securities will thereafter be made by the trustee directly in accordance with the procedures set forth in the indenture and the applicable trust agreement supplement, to holders in whose names the definitive debt securities were registered at the close of business on the applicable record date. These distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the trustee. The final payment on any debt security, however, will be made only upon presentation and surrender of the definitive debt security at the office or agency specified in the notice of final distribution to holders of the debt securities.

          Definitive debt securities will be freely transferable and exchangeable at the office of the trustee upon compliance with the requirements set forth in the applicable indenture. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge shall be required.

Consolidation, Merger or Sale by Northwest or NWA Corp.

          Each indenture provides that neither Northwest nor NWA Corp. may merge or consolidate with or into any other corporation or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to any person, unless:

          - in the case of a merger or consolidation, Northwest or NWA Corp. is the surviving corporation, as the case may be, or

          - in the case of either a merger or consolidation where Northwest or NWA Corp. is not the surviving corporation, or a sale, conveyance or other disposition of all or substantially all of the assets of Northwest to another person, the resulting, successor or acquiring
                    Person is a corporation organized and
                    existing under the laws of the United
                    States of America or any State thereof or the District of Columbia, and that corporation expressly assumes by
                    supplemental indenture all the obligations of Northwest under the debt securities, any related coupons and the indentures, or all the obligations of NWA Corp. under the guarantee of NWA Corp. and the indentures, as the case may be;

           . immediately after giving effect to the merger or consolidation, or the sale, conveyance, transfer, lease or other disposition (including, without limitation, any debt directly or indirectly incurred or anticipated to be incurred in connection with or in respect of that transaction), no default or event of default under the indentures will have occurred and be continuing; and

           .    certain other conditions are met.

          If a successor corporation assumes the obligations of Northwest or NWA Corp., then that successor corporation will succeed to and be substituted for Northwest or NWA Corp. under the indentures and under the debt securities and any related coupons or under the guarantee of NWA Corp., as the case may be, and all obligations of Northwest or NWA

Corp., as applicable, will terminate. If any permitted consolidation, merger, sale, conveyance, disposition or other change of control transaction (including a highly leveraged transaction), the holders of the debt securities will not have the right to require redemption of those debt securities or similar rights unless the applicable prospectus supplement sets forth otherwise.

Events of Default, Notice and Certain Rights on Default

          Events of default under the indenture for a series of debt securities are defined as:

          . default for thirty days in payment of any interest on any debt security of that series or any related coupon or any additional amount payable with respect to debt securities of that series as specified in the applicable prospectus supplement when due;

          . default in payment of principal or premium, if any, on redemption or otherwise, or in the making of a mandatory sinking fund payment of any debt securities of that series when due;

          . default for sixty days after notice to Northwest and NWA Corp. by the trustee, or to Northwest, NWA Corp. and the trustee by the holders of 25% or more in aggregate principal amount of the outstanding debt securities of that series, in the performance of any other agreement applicable to the debt securities of that series, in the indenture or in any supplemental indenture or board resolution under which the debt securities of that series may have been issued; and

          . certain events of bankruptcy, insolvency or reorganization of Northwest or NWA Corp.

          The applicable prospectus supplement will describe any other events of default applicable to a specified series of debt securities. An event of default with respect to a particular series of debt securities will not necessarily be an event of default with respect to any other series of debt securities.

          If an event of default specified in the indenture for the debt securities of any series occurs and is continuing, either the Trustee for that series or the holders of 25% or more in aggregate principal amount of all of the outstanding debt securities of that series, by written notice to Northwest and NWA Corp., may

          - declare the principal of all the debt securities of that series to be due and payable or

          - in the case of original issue discount debt securities or indexed debt securities, declare the portion of the principal amount specified in the applicable prospectus supplement to be due and payable.

If the holders of debt securities of a series give notice of the declaration of acceleration to Northwest and NWA Corp., then they are also required to give notice to the trustee for that series.

          The trustee for any series of debt securities is required to give notice to the holders of the debt securities of that series of all uncured defaults within ninety days after the occurrence of a default known to it with respect to debt securities of that series. However, that notice will not be given until 60 days after the occurrence of a default with respect to debt securities of that series involving a failure to perform a covenant other than the obligation to pay principal, premium, if any, or interest, if any, or make a mandatory sinking fund payment. In addition, the trustee may withhold that notice if and so long as a committee of its responsible officers in good faith determines that withholding that notice is in the interest of the holders of the debt securities of that series, except in the case of a default in payment on the debt securities of that series. "Default" means any event which is, or, after notice or passage of time or both, would be, an event of default.

          The trustee will be under no obligation to exercise any of its rights or powers under the indentures at the request or direction of any of the holders of debt securities, unless those holders have offered the trustee reasonable indemnity. Subject to those provisions for indemnification of the trustee, the holders of not less than a majority in aggregate principal amount of the debt securities of each series affected (with each series voting as a class) may direct the time, method and place of conducting any proceeding for any remedy available to the trustee for that series, or exercising any trust or power conferred on that trustee.

          Each of NWA Corp. and Northwest will file annually with the trustee a certificate as to its compliance with all conditions and covenants of the applicable indenture.

          The holders of not less than a majority in aggregate principal amount of any series of debt securities by notice to the trustee for that series may waive, on behalf of the holders of all debt securities of that series, any past default or event of default with respect to that series and its consequences, and may rescind and annul a declaration of acceleration with respect to that series, unless a judgment or decree based on that acceleration has been obtained and entered. However, a default or event of default in the payment of the principal of, premium, if any, or interest, if any, on any debt security (and any resulting acceleration) and certain other defaults may not be waived.

Modification of the Indentures

          Northwest, NWA Corp. and the trustee for a series of debt securities may enter into one or more supplemental indentures, without the consent of the holders of any of the debt securities, in order to:

          . evidence the succession of another corporation to Northwest or NWA Corp. and the assumption of the covenants of Northwest or NWA Corp. by a successor;

          . add to the covenants of Northwest or NWA Corp. or surrender any right or power of Northwest or NWA
               Corp., and

          . make the occurrence, or the occurrence and continuance, of a default in any additional covenants, restrictions or conditions a default or an event of default that permits the enforcement of all or any of the remedies provided in the indentures.

However, in respect of any of those additional covenants, restrictions or conditions, the supplemental indenture may:

               - provide for a particular period of grace after default, which period may be shorter or longer than the period allowed in the case of other defaults,

               - provide for an immediate enforcement upon that default, or

               - limit the remedies available to the Trustee upon that default;

           . add additional events of default with respect to any series;

           . add or change any provisions to permit or facilitate the issuance of debt securities in bearer form or in global form;

           . under certain circumstances, add, change or eliminate any provision affecting debt securities not yet issued;

          .     secure the debt securities;

          . add to the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities as set forth in the indentures, other conditions, limitations and restrictions to be observed after that addition;

          .     establish the form or terms of debt securities;

          .     evidence and provide for successor trustees;

          . if allowed without penalty under applicable laws and regulations, permit payment in respect of debt securities in bearer form in the United States;

          . correct or supplement any inconsistent provisions or add any other provisions, on the condition that this action does not adversely affect the interests of any holder of debt securities of any series issued under the indentures in any material respect;

          .     cure any ambiguity or correct any mistake; or

          . supplement any of the provisions of the indentures to permit or facilitate the defeasance and discharge of any series of debt security, on the condition that this action does not adversely affect the interests of the holders of that series or any other series of debt securities or any related coupons in any material respect.

          In addition, Northwest, NWA Corp. and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the supplemental indenture, may execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indentures or any supplemental indenture or modifying the rights of the holders of debt securities of that series. However, no supplemental indenture may, without the consent of the holder of each debt security that is affected,

          - change the time for payment of principal or interest on any Debt Security;

          - reduce the principal of, or any installment of principal of, or interest on any Debt Security;

          - reduce the amount of premium, if any, payable upon the redemption of any Debt Security;

          - reduce the amount of principal payable upon acceleration of the maturity of an Original Issue
               Discount Debt Security;

          -    change the coin or currency in which any Debt
               Security or any premium or interest is payable;

          - impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security;

           - reduce the percentage in principal amount of the outstanding debt securities of any series required to:

                    -    consent to modify or amend the indentures,

                    - waive compliance with certain provisions of the indentures, or

                    -    waive certain defaults;

            - change the obligation of Northwest to maintain an office or agency in the places and for the purposes specified in the indentures;

            - modify the obligations of NWA Corp. to make payment under the guarantee of NWA Corp.; or

            -   modify any of the foregoing provisions.

Defeasance

          If the applicable prospectus supplement so indicates, Northwest may elect either to:

          - defease and be discharged from any and all obligations with respect to the debt securities of or within any series, except as described below
               ("defeasance"), or

              be released from its obligations with respect to
               certain covenants applicable to the debt securities of or within any series ("covenant defeasance"),

when Northwest deposits, in trust for the above mentioned purpose, with the trustee for that series of debt securities (or other qualifying trustee) money and/or U.S. government obligations which through the payment of principal and interest in accordance with their terms will provide money in the amount sufficient to pay the principal of, premium, if any, and interest, if any, on the debt securities to their stated maturity or redemption, as the case may be, and any mandatory sinking fund or similar payments.

          When a defeasance occurs, Northwest will be deemed to:

          - have paid and discharged the entire indebtedness represented by the debt securities and any related coupons, and

          - have satisfied all of its other obligations under the debt securities and any related coupons.

However, Northwest will not be deemed to have satisfied:

          . its obligations with respect to the rights of holders of the debt securities to receive, solely from the trust funds deposited to defease the debt securities, payments in respect of the principal of, premium, if any, and interest, if any, on the debt securities or any related coupons when the payments are due, and

          . certain other obligations as provided in the indentures.

When a covenant defeasance occurs, Northwest will:

           - be released only from its obligations to comply with certain covenants contained in the indentures relating to the debt securities,

           - continue to be obligated in all other respects under those debt securities, and

          - continue to be contingently liable with respect to the payment of principal, premium, if any, and interest, if any, with respect to those debt securities.

          Unless the applicable prospectus supplement specifies otherwise and except as described below, the conditions to both defeasance and covenant defeasance are as follows:

          . the defeasance or covenant defeasance must not result in a breach or violation of, or constitute a default or event of default under, the applicable indenture, or result in a breach or violation of, or constitute a default under, any other material agreement or instrument of Northwest or NWA Corp.;

          . certain bankruptcy related defaults or events of default with respect to Northwest or NWA Corp. must not have occurred and be continuing during the period commencing on the date of the deposit of the trust funds to defease the debt securities and ending on the 91st day after that date;

          . Northwest must deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities:

               - will not recognize income, gain or loss for Federal income tax purposes as a result of the defeasance or covenant defeasance, and

               - will be subject to Federal income tax on the same amounts and in the same manner and at all the same times as would have been the case if the defeasance or covenant defeasance had not occurred.

     In the case of defeasance, the opinion of counsel must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the indentures;

           . Northwest must deliver to the trustee an officers' certificate and an opinion of counsel with respect to:

                - compliance with the conditions precedent to the defeasance or covenant defeasance, and

                - certain registration requirements under the Investment Company Act of 1940; and

            . any additional conditions to the defeasance or covenant defeasance which may be imposed on Northwest pursuant to the applicable indenture.

          The indentures require that a nationally recognized firm of independent public accountants deliver to the trustee a written certification as to the sufficiency of the trust funds deposited for the defeasance or covenant defeasance of the debt securities. Holders of the debt securities do not have recourse against that firm under the indentures. If the applicable prospectus supplement so indicates, in addition to obligations of the United States or an agency or instrumentality of the United States, government obligations may include obligations of the government or any agency or instrumentality of the government issuing the currency in which debt securities of that series are payable. If the government obligations deposited with the trustee for the defeasance of the debt securities decrease in value or default subsequent to their being deposited, Northwest will have no further obligation, and the holders of the debt securities will have no additional recourse against Northwest, as a result of the decrease in value or default. As described above, in the event of a covenant defeasance, Northwest remains contingently liable with respect to the payment of principal, premium, if any, and interest, if any, with respect to the debt securities.

          Northwest may exercise its defeasance option with respect to the debt securities even if it has previously exercised its covenant defeasance option.

          If Northwest exercises its defeasance option, payment of the debt securities may not be accelerated because of a default or an event of default. If Northwest exercises its covenant defeasance option, payment of the debt securities may not be accelerated by reason of a Default or an Event of Default with respect to the covenants to which the covenant defeasance is applicable. However, if acceleration were to occur, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, because the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

          The applicable prospectus supplement may further describe the provisions, if any, applicable to defeasance or covenant defeasance with respect to debt securities of a particular series.

The Trustee

          Unless otherwise provided in the prospectus supplement for a series of debt securities, State Street Bank and Trust Company is the trustee under the indentures. Northwest and NWA Corp. also maintain banking and other commercial relationships with State Street Bank and Trust Company and its affiliates in the ordinary course of business and State Street Bank and Trust Company acts as trustee under several other indentures for NWA Corp. and Northwest.

                         DESCRIPTION OF WARRANTS

          Northwest may issue warrants to purchase debt securities. Northwest may issue warrants together with or separately from any debt securities offered by any prospectus supplement and, if it issues warrants together with debt securities, the warrants may be attached to or separate from the debt securities. Northwest will issue the warrants under one or more separate warrant agreements, all as set forth in the prospectus supplement relating to the particular issue of warrants. A form of warrant agreement for warrants sold attached to debt securities and a form of warrant agreement for warrants sold alone have been filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

          The statements in this prospectus relating to the warrants and the warrant agreements are summaries. You should refer to the warrant agreements for the complete terms of the warrants and the warrant agreements.

General

          If Northwest offers warrants, you should refer to the applicable prospectus supplement which accompanies this prospectus for a description of the specific terms of the warrants, including:

          . the specific designation and aggregate number of the warrants;

          . the offering price and the currency or composite currencies for which the warrants may be purchased;

          . the designation (including whether the debt securities are senior debt securities or subordinated debt securities), aggregate principal amount, currency or composite currencies and terms of the debt securities purchasable upon exercise of the warrants;

          . if warrants are issued together with any debt securities,

              -   the designation and terms of the debt
                  securities with which the warrants are issued, and

              - the number of warrants issued with the minimum denomination of each Debt Security;

          - if warrants are issued together with any debt securities, the date on and after which the warrants and the related debt securities will be separately transferable;

          - the principal amount of debt securities purchasable upon exercise of one warrant, and the price or the manner of determining the price and currency or composite currencies or other consideration, which may include debt securities, for which that principal amount of debt securities may be purchased;

          - the date on which the right to exercise the warrants will commence;

          . the date on which the right to exercise warrants will expire (the "expiration date");

          . the terms of any mandatory or optional redemption by Northwest;

          .   certain Federal income tax consequences;

          . whether the certificates for warrants will be issued in registered or unregistered form; and

          -   any other special terms of the warrants.

          Unless the applicable prospectus supplement specifies otherwise, the warrants will not be listed on any securities exchange

          Holders of warrant certificates may exchange them for new warrant certificates, may present them (if in registered form) for registration of transfer and exchange, and may exercise them at an office or agency of the warrant agent maintained for that purpose. No service charge will be made for any transfer or exchange of warrant certificates, but Northwest may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the debt securities that they may purchase upon the exercise of the warrants. These rights include the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon the exercise or to enforce covenants in the indenture.

Exercise of Warrants

          Each warrant will entitle its holder to purchase the principal amount of debt securities

          .   at the exercise price,

          .   for the consideration and

          . during the period or periods, in each case as set forth in, or calculable from, the prospectus supplement relating to the warrants.

          Holders of warrants may exercise their warrants at any time during the specified period up to 5:00 P.M. New York City time on the warrant expiration date set forth in the applicable prospectus supplement. After the close of business on the warrant expiration date, or a later date to which the warrant expiration date may be extended by Northwest, unexercised warrants will become void.

              Holders of warrants may exercise their warrants by:

          . paying the warrant agent the amount provided in the applicable prospectus supplement required to purchase the debt securities purchasable upon the exercise of the warrants, and

          . providing the warrant agent with certain information set forth on the reverse side of the warrant certificate.

          Unless the applicable prospectus supplement specifies otherwise, when the warrant agent receives the payment and the warrant certificate properly completed and duly executed at the warrant agent office or any other office or agency indicated in the applicable prospectus supplement, Northwest will, as soon as practicable, issue and deliver the debt securities purchasable upon the exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the amount of unexercised warrants.

Modification of Warrant Agreements

          Northwest and the warrant agent may supplement or amend the warrant agreement, without the consent of any warrantholder, in order to:


          -   cure any ambiguity;

          - correct or supplement any provision contained in the warrant agreement, which may be defective or inconsistent with any other provisions; or

          - make other provisions in regard to matters or questions arising under the warrant agreement, which Northwest and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrantholders.

Global Warrants

          Unless otherwise provided in a prospectus supplement for a series of warrants, each series of warrants will be represented by one fully registered global certificate. Each global certificate will be

          .    deposited with, or on behalf of, The Depository
               Trust Company ("DTC") and registered in the name of Cede & Co. ("Cede"), or its nominee and

          . subject to the limitations and benefits described above under "Description of the Debt
               Securities--Global Debt Securities" (except that references to debt securities will be deemed references to warrants).

Warrant Agent

          Unless otherwise provided in the prospectus supplement for a series of warrants, State Street Bank and Trust Company will act as the warrant agent under the warrant agreement. Northwest and NWA Corp. maintain banking and other commercial relationships with State Street Bank and Trust Company and its affiliates in the ordinary course of business. The warrant agent will act solely as an agent of Northwest in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

                           PLAN OF DISTRIBUTION

          Northwest may sell the offered securities in one or more of the following ways from time to time:

          .    by or through underwriters,

          .    by itself directly to investors or other persons

          .    through dealers or agents or

          . through a combination of any of these methods of sale.

          The offered securities may be sold

          .    at a fixed price or prices, which may be changed,

          . from time to time at market prices prevailing at the time of sale,

          .    at prices related to those market prices, or

          .    at negotiated prices.

          The prospectus supplement relating to an offering of offered securities will set forth the terms of that offering, including:

          . the name or names of any underwriters, dealers or agents involved in the offer and sale of the offered securities,

          . any underwriting compensation paid by Northwest to underwriters, dealers or agents in connection with the offering and any discounts, concessions or commissions allowed by underwriters to participating dealers,

         . the purchase price of the offered securities and the proceeds to Northwest from the sale,

         .     any delayed delivery arrangements,

         .     the initial public offering price, and

         . any securities exchanges on which the offered securities may be listed.

          Dealer trading may take place in certain of the offered securities, including offered securities not listed on any securities exchange. Any initial public offering price and any discounts or commissions allowed or reallowed or paid to dealers may change.

          In connection with the sale of offered securities, underwriters may be deemed to have received compensation from Northwest in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agent. Underwriters may sell offered securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions, which may be changed from time to time, from the purchasers for whom they may act as agent.

          If Northwest directly uses a dealer in the sale of offered securities, Northwest will sell the offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. The applicable prospectus supplement will set forth the terms of any of those sales.

          Northwest may offer and sell offered securities through agents designated by Northwest from time to time. The applicable prospectus supplement will set forth any commissions payable by Northwest to the agent. Unless the applicable prospectus indicates otherwise, the agent will be acting on a best efforts basis for the period of its appointment.

          Northwest may directly solicit offers to purchase offered securities and sell them directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the offered securities. The applicable prospectus supplement will describe the terms of any of those sales.

          Except as set forth in the applicable prospectus supplement, no director, officer or employee of Northwest or NWA Corp. will solicit or receive a commission in connection with direct sales by Northwest of the offered securities, although these persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with any of these direct sales.

          Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

          Underwriters, dealers and agents may be entitled, under agreements with Northwest and NWA Corp., to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933 as a result of material misstatements and omissions. Underwriters, dealers and agents may also be entitled to reimbursement by Northwest and NWA Corp. for certain expenses. Underwriters, dealers and agents may engage in transactions with, or perform services for, NWA Corp., Northwest and NWA Corp.'s other subsidiaries in the ordinary course of business.

          If the applicable prospectus supplement so indicates, we will authorize agents, underwriters or dealers to solicit offers from institutions to purchase securities from us at the public offering price indicated in the prospectus supplement through delayed delivery contracts providing for payment and delivery on a specified date in the future.
The prospectus supplement will specify the conditions of these contracts and the commission payable for solicitation of the contracts.

          If Northwest uses an underwriter or underwriters in the sale of any Offered Securities, the applicable prospectus supplement will contain a statement as to the underwriters' intention, if any, at the date of the prospectus supplement to make a market in the Offered Securities. No assurances can be given that there will be a market for the Offered Securities.

          The applicable prospectus supplement will set forth the place and time of delivery for the offered securities. Northwest will issue the debt securities that are issuable upon exercise of warrants upon payment of the exercise price and otherwise in accordance with the relevant terms applicable to the warrants as described in the applicable prospectus supplement.

                              LEGAL OPINIONS

          Unless the applicable prospectus supplement indicates otherwise, the validity of the debt securities, the guarantee of NWA Corp. and warrants offered by this prospectus will be passed upon for Northwest and NWA Corp. by Simpson Thacher & Bartlett, New York, New York. In rendering that opinion, Simpson Thacher & Bartlett will be relying as to matters of Minnesota law on an opinion from the Office of the General Counsel of NWA Corp. and Northwest.


                                 EXPERTS

          Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and schedule of NWA Corp. included in NWA Corp.'s Annual Report on Form 10-K for the year ended December 31, 1999, as set forth in their report on the consolidated financial statements and schedule incorporated by reference in this prospectus. Such consolidated financial statements and schedule are incorporated by reference in this prospectus in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                        _________________________

PROSPECTUS
                               $975,000,000
                         NORTHWEST AIRLINES, INC.
                        Pass Through Certificates
                        _________________________

         Applicable Underlying Payments Fully and Unconditionally
                              Guaranteed by

                      NORTHWEST AIRLINES CORPORATION

                        _________________________

          Northwest Airlines, Inc. may from time to time offer pass through certificates. Pass through certificates may be issued in one or more series in amounts, at prices and on terms to be determined at the time of the offering.

          The pass through certificates will represent interests in the assets of one or more pass through trusts formed to finance the acquisition of specified aircraft. The assets of the pass through trusts will include equipment notes issued

          (a) on a nonrecourse basis by one or more owner trustees pursuant to separate leveraged lease transactions to finance or refinance a portion of the cost of aircraft which have been or will be leased to Northwest Airlines, Inc., or

          (b) with recourse to Northwest Airlines, Inc. to finance all or a portion of the cost of, or to purchase all or a portion of the outstanding debt with respect to, aircraft which have been or will be purchased and owned by Northwest Airlines, Inc.

          The pass through certificates will not represent interests in or obligations of Northwest Airlines, Inc. or any of its affiliates. Northwest Airlines Corporation will fully and unconditionally guarantee the lease and recourse obligations of Northwest Airlines, Inc. referred to above.

          When we decide to sell a particular series of pass through certificates, we will provide the specific terms of those certificates in a prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used for sales of pass through certificates unless accompanied by a prospectus supplement.

          The pass through certificates may be sold to or through underwriters, through dealers or agents or directly to purchasers. The prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the pass through certificates in respect of which this prospectus is being delivered, the proposed amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents.

          The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                        _________________________

          The date of this prospectus is September 27, 2000

                            TABLE OF CONTENTS

                                                                     Page
About this Prospectus . . . . . . . . . . . . . . . . . . . . . . . .   2
Incorporation of Certain Documents by Reference . . . . . . . . . . .   3
Disclosure Regarding Forward-Looking Statements . . . . . . . . . . .   3
The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
General Outline of Trust Structure  . . . . . . . . . . . . . . . . .   4
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Ratio of Earnings to Fixed Charges  . . . . . . . . . . . . . . . . .   6
Description of the Certificates . . . . . . . . . . . . . . . . . . .   7
Description of the Equipment Notes  . . . . . . . . . . . . . . . . .  20
United States Federal Income Tax Consequences . . . . . . . . . . . .  25
ERISA Considerations  . . . . . . . . . . . . . . . . . . . . . . . .  29
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . .  30
Legal Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

          You should rely only on the information provided in this prospectus and any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. Northwest Airlines, Inc. will offer to sell the securities and seek offers to buy the securities, only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sales of the securities.

                          ABOUT THIS PROSPECTUS

          This prospectus is part of registration statements that we filed with the Securities and Exchange utilizing a "shelf" registration process. Under this shelf process, we may sell pass through certificates described in this prospectus in one or more offerings up to a total dollar amount of $975,000,000 or the equivalent of this amount in foreign currencies or foreign currency units.

          This prospectus provides you with a general description of the pass through certificates we may offer. Each time we offer pass through certificates, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under "Incorporation of Certain Documents by Reference."

          This prospectus does not contain all of the information in the registration statements. Statements we make in this prospectus about the contents of any contract, agreement or other document are not necessarily complete. If that contract, agreement or other document has been filed as an exhibit to the registration statements, we refer you to the exhibit for a more complete description. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities.

          In this prospectus, "Northwest" refers to Northwest Airlines, Inc., "NWA Corp." to Northwest Airlines Corporation and the "Company," "we," "us" or "our" to NWA Corp. and its consolidated subsidiaries.


             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          NWA Corp. files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public over the internet at the SEC's web site at http://www.sec.gov. Northwest is not required to file separate reports, proxy and information statements or other information with the SEC pursuant to the Securities Exchange Act of 1934. Instead, we have provided information with respect to Northwest, to the extent required, in filings made by NWA Corp.

          The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we complete our offering of the securities:

          -         Annual Report on Form 10-K for the year ended
                    December 31, 1999;
           - Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000; and
          - Current Reports on Form 8-K filed on January 18, 2000 and July 11, 2000.

          You may request a copy of these filings (other than exhibits to them) at no cost, by writing or telephoning us at the following address:

     Secretary's Office
     Northwest Airlines Corporation
     5101 Northwest Drive, Dept. A1180
     St. Paul, Minnesota 55111-3034
     Telephone: (612) 726-2111

             DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

          This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to a number of risks and uncertainties, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements are typically identified by the words "may," "will," "believe," "expect," "anticipate," "intend," "estimate" and similar expressions. Actual results could differ materially from those contemplated by these forward-looking statements as a result of a number of factors. It is not reasonably possible to itemize all of the many factors and specific events that could affect the outlook of an airline operating in the global economy. Some factors that could significantly impact expected capacity, load factors, revenues, expenses and cash flows include the airline pricing environment, fuel costs, labor negotiations both at the Company and other carriers, low-fare carrier expansion, capacity decisions of other carriers, actions of the U.S. and foreign governments, foreign currency exchange rate fluctuation, inflation, the general economic environment in the U.S. and other regions of the world and other factors discussed herein.

          In light of these risks and uncertainties, we cannot assure you that the results and events contemplated by the forward-looking statements contained in this prospectus will in fact be realized. Potential investors should not place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the factors described above.

                               THE COMPANY

          NWA Corp. is the indirect parent corporation of Northwest. Northwest operates the world's fourth largest airline (as measured by 1999 revenue passenger miles ("RPMs")) and is engaged in the business of transporting passengers and cargo. Northwest began operations in 1926 and its business focuses on the development of a global airline network through its strategic assets that include:

          . domestic hubs at Detroit, Minneapolis/St. Paul and Memphis;

          . an extensive Pacific route system with hubs at Tokyo and Osaka;

          . a trans-Atlantic alliance with KLM Royal Dutch Airlines which operates through a hub in Amsterdam; and

          .         a global alliance with Continental Airlines, Inc..

          Northwest has developed strategies that are designed to utilize the Company's strategic assets to its competitive advantage. These strategies focus on providing safe, reliable, convenient and consistent air transportation. In addition, the Company's frequent flyer program, customer service improvements and targeted fare promotions are designed to maintain and improve its competitive position.

          Northwest operates substantial domestic and international route networks and directly serves more than 150 cities in 21 countries in North America, Asia and Europe. Northwest had more than 56.1 million enplanements and flew over 74.2 billion RPMs in 1999.

          Our principal executive offices are located at 2700 Lone Oak Parkway, Eagan, Minnesota 55121; our mailing address is 5101 Northwest Drive, St. Paul, Minnesota 55111-3034 and our telephone number is (612) 726-2111.


                    GENERAL OUTLINE OF TRUST STRUCTURE

          A separate Northwest Airlines pass through trust will be formed for each series or class of pass through certificates. Each pass through trust will be formed pursuant to the basic pass through trust agreement (the form of which has been filed with the SEC and is incorporated by reference in the registration statement of which this prospectus is a part) and a trust agreement supplement to be entered into among Northwest, NWA Corp. and State Street Bank and Trust Company of Connecticut, National Association, as pass through trustee under the pass through trust. Each pass through certificate in a series or class will represent a fractional undivided interest in the related pass through trust and will have no rights, benefits or interests in respect of any other pass through trust. The property of each pass through trust will consist of

          -    equipment notes issued

                - on a nonrecourse basis by one or more owner trustees pursuant to separate leveraged lease transactions to finance or refinance a portion of the equipment cost of aircraft, including engines, which have been or will be leased to Northwest pursuant to a separate lease agreement for each leased aircraft (which we refer to as "leased aircraft equipment notes"), or

                - with recourse to Northwest to finance all or a portion of the equipment cost of, or to purchase all or a portion of the outstanding debt with respect to, aircraft, including engines which have been or will be purchased and owned by Northwest (which we refer to as "owned aircraft equipment notes");

          - the rights of the pass through trust to acquire equipment notes under a note purchase or refunding agreement;

          - in the case of a delayed purchase of aircraft, the rights of the pass through trust in respect of certain escrowed funds;

          - if so specified in the related prospectus supplement, the rights of the pass through trust under an intercreditor agreement with respect to cross-subordination or other intercreditor matters;

          . if so specified in the related prospectus supplement, monies receivable under any liquidity facility arrangements for such pass through trust;
               and

          . funds from time to time deposited with the related pass through trustee.

          At the time of execution and delivery of each trust agreement supplement, the pass through trustee will enter into note purchase or refunding agreements pursuant to which it will purchase one or more equipment notes relating to the aircraft described in the applicable prospectus supplement. All equipment notes that constitute the property of a pass through trust will have identical interest rates (in each case equal to the rate applicable to the pass through certificates issued by the pass through trust). The maturity dates of the equipment notes acquired by each pass through trust will occur on or before the final distribution date for the pass through certificates issued by the pass through trust. The pass through trustee for a pass through trust will distribute the amount of payments of principal, premium, if any, and interest received by it as holder of the equipment notes to the pass through certificateholders of the pass through trust. See "Description of the Certificates" and "Description of the Equipment Notes."

          Interest paid on the equipment notes held in a pass through trust will be passed through to the holders of the pass through certificates of that pass through trust on the dates and at the rate per annum set forth in the applicable prospectus supplement until the final distribution date for that pass through trust. Principal paid on the equipment notes held in a pass through trust will be passed through to the holders of the pass through certificates of that pass through trust in scheduled amounts on the dates set forth in the applicable prospectus supplement until the final distribution date for that pass through trust. The equipment notes issued with respect to any aircraft will be secured by a security interest in that aircraft and, in the case of leased aircraft equipment notes, by a security interest in the related lease, including the right to receive rentals payable by Northwest.

          The leased aircraft equipment notes will be issued under separate trust indentures between a bank, trust company or other institution specified in the related prospectus supplement, as loan trustee, and an institution specified in the related prospectus supplement acting, not in its individual capacity, but solely as owner trustee of a separate trust for the benefit of one or more institutional investors which are owner participants. With respect to each leased aircraft, the related owner participant(s) will provide from sources other than the equipment notes, a portion of the equipment cost of that aircraft. No owner participant, however, will be personally liable for any amount payable under the equipment notes (or the equipment note indenture under which they were issued). Simultaneously with the acquisition of each leased aircraft by an owner trust, the owner trustee will lease that aircraft to Northwest pursuant to a separate lease. Although the leased aircraft equipment notes will be issued by an owner trust and will not be direct obligations of, or guaranteed by, Northwest, the amounts unconditionally payable by Northwest under the lease will be sufficient to pay in full when due all payments required to be made on the corresponding equipment notes.

          The owned aircraft equipment notes will be issued under separate equipment note indentures between a loan trustee and Northwest.

          NWA Corp. will fully and unconditionally guarantee to the holders from time to time of pass through certificates

          . with respect to owned aircraft equipment notes, the full and prompt payment of principal, premium, if any, and interest on those equipment notes when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise and

          . with respect to leased aircraft equipment notes, the full and prompt payment of all amounts payable by Northwest under the related lease when and as the same shall become due and payable.

NWA Corp.'s guarantee will be enforceable without any need first to enforce the obligations of Northwest against Northwest.

          With respect to equipment notes of differing payment priorities issued in respect of one or more aircraft, which will be purchased by separate pass through trusts, the rights of the holders of the pass through certificates will be subject to an intercreditor agreement.

                             USE OF PROCEEDS

          Except as set forth in a prospectus supplement for a specific offering of pass through certificates, the proceeds from the sale of the pass through certificates will be used by the pass through trustee(s) to purchase leased aircraft equipment notes and owned aircraft equipment notes.

          Any portion of the proceeds from the sale of pass through certificates not used by the pass through trustee to purchase equipment notes on or prior to the date specified in the applicable prospectus supplement will be distributed on a special distribution date to the pass through certificateholders, together with interest, but without premium. See "Description of Certificates-Special Distribution Upon Unavailability of Aircraft."

                    RATIO OF EARNINGS TO FIXED CHARGES

          We have set forth below the ratio of earnings to fixed charges for NWA Corp. and its consolidated subsidiaries for the periods indicated. The ratio of earnings to fixed charges represents the number of times that fixed charges were covered by earnings. In computing the ratio, earnings represent consolidated earnings (loss) before income taxes, cumulative effect of accounting change and fixed charges (excluding capitalized interest). Fixed charges consist of interest expense (including capitalized interest), one-third of rental expense, which is considered representative of the interest factor, and amortization of debt discount and expense.

                           Year ended December 31,                               Six months ended June 30,
                           ----------------------                                -------------------------

      1999             1998             1997             1996            1995             2000              1999
      ----             ----             ----             ----            ----             ----              ----
      1.64             (a)<F>           3.05             2.74            1.90             1.43              1.36
___________

(a) Earnings were inadequate to cover fixed charges by $452 million for the year ended December 31, 1998.


                     DESCRIPTION OF THE CERTIFICATES

          The following description of the pass through certificates summarizes certain general terms and provisions of the pass through certificates to which any prospectus supplement may relate. This summary relates to the basic pass through trust agreement (the form of which has been filed with the SEC and is incorporated by reference in the registration statement of which this prospectus is a part) and each of the trust agreement supplements, the pass through trusts to be formed thereby and the pass through certificates to be issued by each pass through trust except to the extent, if any, described in the applicable prospectus supplement. The prospectus supplement that accompanies this prospectus contains a glossary of the material terms used with respect to the specific series or class of pass through certificates being offered thereby. The trust agreement supplement relating to each series or class of pass through certificates and the forms of the material operative agreements relating thereto (including, if applicable, note purchase or refunding agreement, equipment note indenture, lease, trust agreement, participation agreement, intercreditor agreement and liquidity arrangement) will be filed as exhibits to a post-effective amendment to the Registration Statement of which this prospectus is a part, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, filed by NWA Corp. with the SEC.

          The pass through certificates offered pursuant to this prospectus will be limited to $1,500,000,000 aggregate public offering price (or its equivalent (based on the applicable exchange rate at the time of sale) in one or more foreign currencies or currency units).

          To the extent that any provision in any prospectus supplement is inconsistent with any provision in this summary, the provision of such prospectus supplement will control.

General

          Each pass through certificate will represent a fractional undivided interest in the pass through trust created by a trust agreement supplement. All payments and distributions on account of the pass through certificates will be made only from the related trust property (see "General Outline of Trust Structure"). Each pass through certificate will represent a pro rata share of the outstanding principal amount of the equipment notes held in the related pass through trust. Unless otherwise specified in the applicable prospectus supplement, each pass through certificate will be issued in minimum denominations of $1,000 or any integral multiple thereof (except that one pass through certificate of each pass through trust may be issued in an odd amount, due to the fact that the aggregate amount offered by such pass through trust may not represent an integral multiple of $1,000).

          The pass through certificates will not represent an interest in or obligation of Northwest, NWA Corp., the trustee, any of the loan trustees or owner trustees in their individual capacities, any owner participant, or any affiliate of any thereof. Each pass through certificateholder by its acceptance of a pass through certificate agrees to look solely to the income and proceeds from the trust property as provided in the basic pass through trust agreement and the applicable trust agreement supplement and to its rights under NWA Corp.'s guarantee.

          The equipment notes issued under an equipment note indenture may be held in more than one pass through trust. Similarly, one pass through trust may hold equipment notes issued under more than one equipment note indenture. If a pass through trust holds more than one equipment note, we refer to the equipment note indentures under which those equipment notes were issued as "related equipment note indentures". Unless otherwise provided in a prospectus supplement, only equipment notes having the same priority of payment, also called a "class" or "series" of equipment notes, may be held in the same pass through trust.

          Interest will be passed through to pass through certificateholders of each pass through trust at the rate per annum payable on the equipment notes held in such pass through trust, as set forth for such pass through trust on the cover page of the applicable prospectus supplement.

          Reference is made to the prospectus supplement that accompanies this prospectus for a description of the specific series or class of pass through certificates being offered thereby, including:

          . the specific designation and title of the pass through certificates;

          . the regular distribution dates (as defined below) and special distribution dates applicable to the pass through certificates;

          . the currency or currencies (including currency units) in which such pass through certificates may be denominated;

          . the specific form of the pass through certificates, including whether or not the pass through certificates are to be issued in accordance with a book-entry system;

          . a description of the equipment notes to be purchased by the pass through trust, including

                -   the period or periods within which, the
                    price or prices at which, and the terms
                    and conditions upon which the equipment
                    notes may or must be redeemed or defeased in whole or in part, by Northwest or, with respect to leased aircraft equipment notes, the owner trustee which is the issuer,

                -   the payment priority of the equipment
                    notes in relation to any other equipment notes issued with respect to the related aircraft,

                -   any additional security or liquidity
                    enhancements therefor and

                -   any intercreditor or other rights or
                    limitations between or among the holders of equipment notes of different priorities issued by the same owner trustee;

          . a description of the related aircraft, including whether the aircraft is leased to or owned by Northwest;

          . a description of the note purchase or refunding agreement and of the equipment note indentures, including a description of the indenture events of default, the remedies exercisable upon the occurrence of indenture events of default and any limitations on the exercise of those remedies;

          . if the pass through certificates relate to leased aircraft equipment notes, a description of the lease, the owner trust agreement and participation agreement, including the name of the owner trustee, a description of the lease events of default, the remedies exercisable upon the occurrence of lease events of default and any limitations on the exercise of those remedies, and the rights of the owner trustee, if any, and/or owner participant, if any, to cure failures of Northwest to pay rent under the lease;

          . the extent, if any, to which the provisions of the operative documents applicable to the equipment notes may be amended without the consent of the holders of, or only upon the consent of the holders of a specified percentage of aggregate principal amount of, the equipment notes;

          . cross-default or cross-collateralization provisions in the equipment note indentures;

          . subordination provisions among the holders of pass through certificates, including any cross-subordination provisions among the holders of pass through certificates in separate pass through trusts; and

          . any other special terms pertaining to such pass through certificates.

          If any pass through certificates are denominated in one or more foreign currencies or currency units, the restrictions, certain United States federal income tax considerations, specific terms and other information with respect to those pass through certificates and the foreign currency or currency units will be set forth in the applicable prospectus supplement.

Book-Entry Registration

General

          Unless otherwise specified in the applicable prospectus supplement, each series or class of pass through certificates will be represented by one fully registered global certificate. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co. ("Cede"), or its nominee. No person acquiring a beneficial interest in a global pass through certificate will be entitled to physical delivery of a definitive certificate except as set forth below under "-Definitive Certificates."

          Unless and until definitive pass through certificates are issued, all references to actions by pass through certificateholders refer to actions taken by DTC, or its nominee, as the registered holder of the global pass through certificate, upon instructions from DTC

Participants (as defined below), and all references to distributions, notices, reports and statements to pass through certificateholders refer, as the case may be, to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the pass through certificates, or to DTC Participants for distribution to the beneficial owners of interests in the global pass through certificates in accordance with DTC procedures. Unless and until definitive certificates are issued, the only "Certificateholder" will be Cede, as nominee of DTC. Beneficial owners will not be recognized by the pass through trustee as pass through certificateholders, as such term is used in the pass through trust agreement, and beneficial owners will be permitted to exercise the rights of pass through certificateholders only indirectly through DTC and DTC Participants.

          Northwest has been advised that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and "clearing agency" registered pursuant to section 17A of the Exchange Act. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical transfer of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly ("Indirect Participants").

          Purchases, sales and transfers of the ownership of, or other interests in, the pass through certificates must be made by or through DTC Participants and Indirect Participants, which will receive a credit for the pass through certificates on DTC's record. The ownership interest of each beneficial owner of the pass through certificates is in turn recorded on the Direct Participant's and Indirect Participant's records.

          DTC has advised Northwest that it will take any action permitted to be taken by a pass through certificateholder under the basic pass through trust agreement only at the direction of one or more DTC Participants to whose accounts with DTC the pass through certificates are credited. Additionally, DTC has advised Northwest that in the event any action requires approval by pass through certificateholders of a certain percentage of beneficial interest in each pass through trust, DTC will take such action only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

          Distributions of principal and interest on the global pass through certificates will be made by the pass through trustee to CEDE, as nominee for DTC. DTC will forward such payments in same-day funds to DTC Participants who are credited with ownership of the pass through certificates in amounts proportionate to the principal amount of the DTC Participant's respective holdings of beneficial interests in the pass through certificates. DTC Participants will thereafter forward payments to Indirect Participants or beneficial owners, as the case may be, in accordance with customary industry practices. The forwarding of distributions to the pass through certificate beneficial owners will be the responsibility of the DTC Participants.

          Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the pass through certificates among DTC Participants on whose behalf it acts with respect to the pass through certificates and to receive and transmit distributions of principal, premium, if any, and interest with respect to the pass through certificates. DTC Participants and Indirect Participants with which benefical owners of the pass through certificates have accounts similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective customers. Accordingly, although beneficial owners of pass through certificates will not possess the pass through certificates, the Rules provide a mechanism by which the beneficial owners will receive payments and will be able to transfer their interests.

          Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a beneficial owner of pass through certificates to pledge its pass through certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such pass through certificates, may be limited due to the lack of a physical certificate for such pass through certificates.

          Neither Northwest, NWA Corp. nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the pass through certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          The applicable prospectus supplement will specify any additional book-entry registration procedures applicable to pass through certificates denominated in a currency other than United States dollars.

Same-Day Settlement and Payment

          So long as the pass through certificates are registered in the name of Cede, as nominee for DTC, all payments made by Northwest to the loan trustee under any equipment note indenture will be in immediately available funds. Such payments, including the final distribution of principal with respect to the pass through certificates of any pass through trust, will be passed through to DTC in immediately available funds.

          Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, secondary trading in pass through certificates is generally settled in immediately available or same-day funds. Any pass through certificates registered in the name of Cede, as nominee for DTC, will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the pass through certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in same-day funds on trading activity in the pass through certificates.

Definitive Certificates

          Unless the applicable prospectus supplement specifies otherwise, if DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by Northwest within ninety days, pass through certificates in definitive, certificated form will be issued in exchange for the applicable global pass through certificates. In addition, Northwest may at any time and in its sole discretion determine not to have any of the pass through certificates of a series or class represented by one or more global certificates. In that event, pass through certificates in definitive certificated form will be issued in exchange for the applicable global pass through certificates. Further, if Northwest so specifies, an owner of a beneficial interest in a global pass through certificate may, on terms acceptable to Northwest and DTC, receive definitive, certificated pass through certificates registered in the name of that beneficial owner or its designee.

          Upon the occurrence of any event described in the immediately preceding paragraph, the pass through trustee will be required to notify all beneficial owners through DTC Participants of the availability of definitive certificates. Upon surrender by DTC of the certificates representing the pass through certificates and receipt of instructions for re-registration, the pass through trustee will reissue the pass through certificates as definitive pass through certificates to the beneficial owners.

          Distributions of principal, premium, if any, and interest on pass through certificates will thereafter be made by the pass through trustee directly in accordance with the procedures set forth in the basic pass through trust agreement and the applicable trust agreement supplement, to holders in whose names the definitive pass through certificates were registered at the close of business on the applicable record date. These distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the pass through trustee. The final payment on any pass through certificate, however, will be made only upon presentation and surrender of the definitive pass through certificate at the office or agency specified in the notice of final distribution to pass through certificateholders.

          Definitive pass through certificates will be freely transferable and exchangeable at the office of the pass through trustee upon compliance with the requirements set forth in the basic pass through trust agreement and the applicable trust agreement supplements. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge shall be required.

Payments and Distributions

          Payments of principal of and premium, if any, and interest on to the equipment notes held in each pass through trust will be distributed by the pass through trustee, upon receipt, to the pass through certificateholders of that pass through trust on the dates and in the currency specified in the applicable prospectus supplement, except

          . in certain cases when some or all of those equipment notes are in default as described in the applicable prospectus supplement and

          . that those payments are subject to the effect of any cross-subordination or other intercreditor provisions set forth in the prospectus supplement for a series or class of pass through certificates.

          Scheduled payments of principal of, and interest on, the unpaid principal amount of the equipment notes held in each pass through trust will be scheduled to be received by the pass through trustee on the regular distribution dates specified in the applicable prospectus supplement. See "Description of the Equipment Notes General." Subject to the effect of any cross-subordination or other intercreditor provisions set forth in the prospectus supplement for a series or class of pass through certificates, each pass through certificateholder of each pass through trust will be entitled to receive a pro rata share of any distribution in respect of scheduled payments of principal and interest made on the equipment notes held in the pass through trust.

          Payments of principal, premium, if any, and interest received by a pass through trustee on account of the early redemption, if any, of the equipment notes held in the pass through trust will be distributed on the special distribution dates provided in the applicable prospectus supplement. In addition, payments (other than scheduled payments received on a regular distribution date) received by a pass through trustee following a default under the equipment notes held in the pass through trust will be distributed on a special distribution date. However, unless otherwise specified in the applicable prospectus supplement, following a default under the equipment notes held in a pass through trust, payments received by the pass through trustee as a result of a drawing on a regular distribution date under any liquidity facility specified in the applicable prospectus supplement will be distributed on such regular distribution date. The pass through trustee will mail notice to the pass through certificateholders of record of the applicable pass through trust not less than 20 days prior to the special distribution date on which any payment is to be distributed by the pass through trustee.

Pool Factors

          The pool factor (as defined below) for a pass through trust will decline in proportion to the scheduled repayments of principal on the equipment notes held in that pass through trust as described in the applicable prospectus supplement unless there has been

          .    an early redemption,

          . a purchase of an issue of leased aircraft equipment notes by the owner trustee after an indenture default,

          . a default in the payment of principal in respect of one or more issues of the equipment notes held in a pass through trust or

          . certain actions have been taken following a default thereon, as described in the applicable prospectus supplement,

in which event the pool factor and the pool balance (as defined below) of each pass through trust so affected will be recomputed after giving effect to these events and notice thereof will be mailed to the pass through certificateholders of the pass through trust. Each pass through trust will have a separate pool factor.

          Unless otherwise described in the applicable prospectus supplement, the "pool balance" for each pass through trust or for the pass through certificates issued by any pass through trust indicates, as of any date, the original aggregate face amount of the pass through certificates of such pass through trust less the aggregate amount of all payments made in respect of the pass through certificates of such pass through trust (other than payments made in respect of interest or premium thereon or reimbursement of any costs and expenses in connection therewith). The pool balance for a pass through trust as of any distribution date will be computed after giving effect to any payments on the equipment notes or other trust property held in that pass through trust and the distribution thereof to be made on that date.

          Unless otherwise described in the applicable prospectus supplement, the "pool factor" for a pass through trust as of any distribution date is the quotient (rounded to the seventh decimal place) computed by dividing

          -   the pool balance by

          . the aggregate original principal amount of the equipment notes held in that pass through trust.

The pool factor for a pass through trust as of any distribution date will be computed after giving effect to the payment of principal, if any, on the equipment notes held in that pass through trust and distribution thereof to be made on that date. The pool factor for each pass through trust will initially be 1.0000000. Thereafter, the pool factor for a pass through trust will decline as described above to reflect reductions in the pool balance of that pass through trust. The amount of a pass through certificateholder's pro rata share of the pool balance of a pass through trust can be determined by multiplying the original denomination of the holder's pass through certificate by the pool factor for the pass through trust as of the applicable distribution date. The pool factor and the pool balance for a pass through trust will be mailed to pass through certificateholders of that pass through trust on each distribution date.

Reports to Certificateholders

          On each distribution date, the pass through trustee will deliver to the pass through certificateholders of the related pass through trust, a statement, giving effect to the distribution to be made on that distribution date, setting forth the following information:

          . the amount of the distribution that is allocable to principal and the amount allocable to premium, if any (per $1,000 aggregate principal amount of pass through certificate);

          . the amount of the distribution that is allocable to interest (per $1,000 aggregate principal amount of pass through certificate) below; and

          . the pool balance and the pool factor for the pass through trust.

          If so specified in the related prospectus supplement, the pass through trustee for a series or class of pass through certificates may include in this statement additional information, such as

          - the aggregate amount of funds distributed on the distribution date and the source of such funds and

          - in the case of a delayed purchase, certain information regarding any escrowed funds.

          So long as the pass through certificates are registered in the name of Cede, as nominee for DTC, on the record date prior to each distribution date, the pass through trustee will request from DTC a Securities Position Listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the pass through certificates on such record date. On each distribution date, the pass through trustee will mail to each DTC Participant the statement described above and will make available additional copies as requested by a DTC Participant for forwarding to holders of beneficial interests in the pass through certificates.

          In addition, after the end of each calendar year, the pass through trustee will prepare for each person which was a pass through certificateholder at any time during the preceding calendar year, a report containing the sum of the amounts determined pursuant to the first two bullets above for that calendar year or, in the event such person was a pass through certificateholder during only a portion of that calendar year, for the applicable portion of the calendar year. In addition, after the end of each calendar year, the pass through trustee will prepare for each person which was a pass through certificateholder at any time during the preceding calendar year, such other items as are readily available to the pass through trustee and which a pass through certificateholder reasonably requests as necessary for the preparation of its federal income tax returns. Such report and such other items will be prepared on the basis of information supplied to the pass through trustee by the DTC Participants and will be delivered by the pass through trustee to the DTC Participants to be available for forwarding by the DTC Participants to holders of beneficial interests in the pass through certificates in the manner described above.

          If at any time the pass through certificates are issued in the form of definitive certificates, the pass through trustee will prepare and deliver the information described above to each pass through certificateholder of record as the name and period of beneficial ownership of such pass through certificateholder appears on the records of the registrar of the pass through certificates.

Voting of Equipment Notes

          Subject to the effect of any cross-subordination provisions set forth in the related prospectus supplement, a pass through trustee, as holder of the equipment notes held in the pass through trust, has the right to vote and give consents and waivers under the equipment note indentures. The basic pass through trust agreement and related trust agreement supplement set forth

          - the circumstances in which the pass through trustee may direct any action or cast any vote as the holder of the equipment notes held in the applicable pass through trust at its own discretion,

          - the circumstances in which the pass through trustee must seek instructions from the pass through certificateholders, and

          - the percentage of pass through certificateholders required to direct the pass through trustee to take any action.

          If specified in the related prospectus supplement, the right of a pass through trustee to vote and give consents and waivers with respect to the equipment notes held in the related pass through trust may, in the circumstances set forth in the intercreditor agreement, be exercisable by another person specified in the prospectus supplement.

Events of Default and Certain Rights Upon an Event of Default

          The prospectus supplement related to a series or class of pass through certificates will specify the events of default under the pass through trust agreement and the events of default under the equipment note indentures. With respect to leased aircraft equipment notes, the indenture events of defaults will include events of default under the related lease. With respect to any equipment notes which are supported by a liquidity facility, the indenture events of default may include events of default under the liquidity facility. Unless otherwise provided in a prospectus supplement, all of the equipment notes issued under the same equipment note indenture will relate to one or more specific aircraft and there will be no cross-collateralization or cross-default provisions in the equipment note indentures. Events resulting in an event of default under any particular equipment note indenture will not necessarily result in an event of default under any other equipment note indenture.

          As described below under "-Cross-Subordination Issues," a prospectus supplement may provide the terms of any cross-subordination provisions among pass through trusts which hold separate, but related equipment notes. If these provisions are provided, payments made under an equipment note indenture under which an event of default has not occurred (and as to which payments continue to be made as scheduled) may be distributed first to the holders of the pass through certificates issued under the pass through trust which holds the most senior equipment notes issued under all related equipment note indentures.

          With respect to leased aircraft equipment notes, the ability of the owner trustee or owner participant to cure indenture events of default, including indenture events of default that result from the occurrence of a lease event of default, will be described in the prospectus supplement. Unless otherwise provided in a prospectus supplement, a drawing under a liquidity facility for the purpose of making a payment of interest as a result of the failure by Northwest to have made a corresponding payment under the equipment notes or leases, as applicable, will not cure an indenture event of default related to such failure by Northwest.

          The prospectus supplement related to a series or class of pass through certificates will set forth the percentage of pass through certificateholders entitled to direct the pass through trustee to take any action under the equipment notes held in the pass through trust and, if applicable, equipment notes issued under any other related equipment note indenture. If the equipment notes outstanding under an equipment note indenture are held by more than one pass through trust, then the ability of the pass through certificateholders in any one pass through trust to cause the loan trustee for the equipment notes held in that pass through trust to accelerate those equipment notes or to direct the exercise of remedies by the loan trustee under the equipment note indenture will depend, in part, upon the proportion between the aggregate principal amount of the equipment notes held in that pass through trust and the aggregate principal amount of all equipment notes outstanding under the same equipment note indenture. In addition, if cross-subordination provisions are applicable to any series or class of pass through certificates, then the ability of the pass through certificateholders of any one pass through trust to cause the loan trustee for the equipment notes held in that pass through trust to accelerate those equipment notes or to direct the exercise of remedies by the loan trustee under the equipment note indenture will depend, in part, upon the class or series of equipment notes held in that pass through trust.

          If the equipment notes outstanding under an equipment note indenture are held by more than one pass through trust, then each pass through trust will hold equipment notes with different terms from the equipment notes held in the other pass through trusts and therefore the pass through certificateholders of a pass through trust may have divergent or conflicting interests from those of the pass through certificateholders of the other pass through trusts holding equipment notes relating to the same equipment note indenture. In addition, so long as the same institution acts as pass through trustee of each pass through trust, in the absence of instructions from the pass through certificateholders of any such pass through trust, the pass through trustee for such pass through trust could for the same reason be faced with a potential conflict of interest upon an indenture event of default. In such event, the pass through trustee has indicated that it would resign as pass through trustee of one or all such pass through trusts, and a successor trustee would be appointed in accordance with the terms of the basic pass through trust agreement.

          The prospectus supplement for a series or class of pass through certificates will specify whether and under what circumstances the pass through trustee may or must sell for cash all or part of the equipment notes. Any proceeds received by the pass through trustee upon any equipment note sale will be deposited in a special payments account established by the pass through trustee for the benefit of the pass through certificateholders of the related pass through trust. The market for equipment notes in default may be very limited, and there can be no assurance that they could be sold for a reasonable price. Furthermore, so long as the same institution acts as pass through trustee of multiple pass through trusts, it may be faced with a conflict in deciding from which pass through trust to sell equipment notes to available buyers. If the pass through trustee sells any equipment notes for less than their outstanding principal amount, the pass through certificateholders of the related pass through trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Northwest, any owner trustee, owner participant, the pass through trustee or (except for NWA Corp.'s guarantee) their affiliates. Furthermore, neither the pass through trustee nor the pass through certificateholders of a pass through trust could take any action with respect to any remaining equipment notes held in that pass through trust so long as no indenture event of defaults exist with respect to those remaining equipment notes.

          With respect to any pass through trust, the following amounts will be deposited into the special payments account and distributed to the related pass through certificateholders on a special payments date:

          . Any amount (other than scheduled payments received on a regular distribution date) distributed to the pass through trustee by the loan trustee under the related equipment note indenture following an indenture event of default.

          . If a prospectus supplement provides that the applicable owner trustee may, under circumstances specified therein, redeem or purchase the related equipment notes, the price paid by the owner trustee to the pass through trustee for those equipment notes.

          Any funds held by a pass through trustee in the special payments account for the related pass through trust which represent payments on account of equipment notes which are in default, or the proceeds from the sale by the pass through trustee of any equipment notes held in the trust, will, to the extent practicable, be invested and reinvested by the pass through trustee in certain permitted investments specified in the related prospectus supplement.

          The basic pass through trust agreement provides that the pass through trustee will, within 90 days after the occurrence of a pass through trust default, give the related pass through certificateholders notice, transmitted by mail, of all uncured or unwaived pass through trust defaults known to it. However, the pass through trustee will be protected in withholding notice of any pass through trust default, other than default in the payment of principal, premium, if any, or interest on any of the equipment notes held in the pass through trust, if it in good faith determines that the withholding of notice is in the interests of the pass through certificateholders. The term "default" as used in this paragraph means the occurrence of an event of default with respect to a pass through trust as described above, except that in determining whether any event of default has occurred, any grace period or notice requirement will be disregarded.

          The basic pass through trust agreement contains a provision entitling the pass through trustee of a pass through trust, subject to the duty of the pass through trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the pass through certificateholders of that pass through trust before proceeding to exercise any right or power under the basic pass through trust agreement at the request of the pass through certificateholders.

          The prospectus supplement for a series or class of pass through certificates will specify the percentage of pass through certificateholders entitled to waive, or to instruct the pass through trustee to waive, any past event of default under the pass through certificates and thereby annul any direction given as a result of that event. The prospectus supplement for a series or class of pass through certificates will also specify the percentage of pass through certificateholders (and whether of such pass through trust or of any other pass through trust holding equipment notes issued under related equipment note indentures) entitled to waive, or to instruct the pass through trustee or the loan trustee to waive, any past indenture event of default under the equipment notes held in that pass through trust and thereby annul any direction given as a result of that event.

Merger, Consolidation and Transfer of Assets

          Northwest will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless

          .   the surviving successor or transferee corporation
              (a) is a "citizen of the United States" (as defined in Section 40102(a)(15) of Title 49 of the United States Code) holding a carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo and with respect to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the regulations under the sections of Title 49, United States Code, relating to aviation and (b) expressly assume all of the obligations of Northwest contained in the basic pass through trust agreement and any trust agreement supplement, the note purchase or refunding agreements and the equipment note indentures and, with respect to any leased aircraft equipment notes, the participation agreements and the leases, and any other operative documents;

          . immediately after giving effect to such transaction, no indenture event of default or lease event of default has occurred or is continuing; and

          - Northwest has delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with these conditions.

Modifications of the Basic Agreement

          The basic pass through trust agreement permits Northwest, NWA Corp. and the pass through trustee to enter into a supplemental trust agreement, without the consent of the holders of any of the pass through certificates,

          . to provide for the formation of a pass through trust and the issuance of a series or class of pass through certificates,

          - to evidence the succession of another corporation to Northwest or NWA Corp. and the assumption by such corporation of Northwest's or NWA Corp.'s obligations under the basic pass through trust agreement and the applicable trust agreement supplement,

          .   to add to the covenants of Northwest or NWA Corp.
              for the benefit of holders of pass through certificates, or to surrender any right or power in the basic pass through trust agreement conferred upon Northwest or NWA Corp.,

          . to cure any ambiguity or correct or supplement any defective or inconsistent provision of the basic pass through trust agreement or the applicable trust agreement supplement or to make any other provisions with respect to matters or questions arising under those agreements, provided the action does not adversely affect the interests of the holders of such pass through certificates,

          . to modify, eliminate or add to the provisions of the basic pass through trust agreement to the extent necessary to continue the qualification of the basic pass through trust agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended, and to add to the basic pass through trust agreement other provisions expressly permitted by the Trust Indenture Act,

          . to provide for a successor pass through trustee or to add to or change any provision of the basic pass through trust agreement as necessary to facilitate the administration of the pass through trusts thereunder by more than one pass through trustee,

          . to add, eliminate or change any provisions under the basic pass through trust agreement that will not adversely affect the pass through certificateholders in any material respect, provided that in each case, such modification does not cause the corresponding pass through trust to become taxable as an "association" within the meaning of Treasury

              Regulation Section 301.7701-2 or a "publicly traded partnership" within the meaning of Section 7704 of the Code taxable as a corporation and

          . to make any other amendments or modifications to the basic pass through trust agreement, provided such amendments or modifications shall only apply to pass through certificates issued thereafter.

          The basic pass through trust agreement also contains provisions permitting Northwest, NWA Corp. and the pass through trustee of a pass through trust, with the consent of the pass through certificateholders of that pass through trust evidencing fractional undivided interests aggregating not less than a majority in interest, and, with respect to any leased aircraft, with the consent of the applicable owner trustee (whose consent cannot be unreasonably withheld), to execute supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of the basic pass through trust agreement, to the extent relating to such pass through trust, and the applicable trust agreement supplement, or modifying the rights of the pass through certificateholders. However, no supplemental trust agreement may, without the consent of each pass through certificateholder affected thereby,

          . reduce in any manner the amount of, or delay the timing of, any receipt by the pass through trustee of payments on the equipment notes held in that pass through trust or any distributions in respect of any pass through certificate related to that pass through trust,

          . or change the date or place of any payment in respect of any pass through certificate, or make distributions payable in coin or currency other than that provided for in the pass through certificates, or impair the right of any pass through certificateholder of that pass through trust to institute suit for the enforcement of any such payment when due,

          . permit the disposition of any equipment note held in that pass through trust, except as provided in the basic pass through trust agreement or the applicable trust agreement supplement, or otherwise deprive any pass through certificateholder of the benefit of the ownership of the applicable equipment notes,

          . reduce the percentage of the aggregate fractional undivided interests of the pass through trust, the consent of the holders of which is required for any supplemental trust agreement or for any waiver provided for in the basic pass through trust agreement or the trust agreement supplement,

          . modify any of the provisions relating to the rights of the pass through certificateholders in respect of the waiver of events of default or receipt of payment or

          . cause the pass through trust to become taxable as an "association" within the meaning of Treasury
              Regulation Section 301.7701-2 or a "publicly traded partnership" within the meaning of Section 7704 of the Code taxable as a corporation.

Modification of Indenture and Related Agreements

          The prospectus supplement will specify the pass through trustee's obligations in the event that the pass through trustee, as the holder of any equipment notes held in a pass through trust, receives a request for its consent to any amendment, modification or waiver under the equipment note indenture or other documents relating to the applicable equipment notes (including any lease or any liquidity facility).

Cross-Subordination Issues

          The equipment notes issued under an equipment note indenture may be held in more than one pass through trust and one pass through trust may hold equipment notes issued under more than one equipment note indenture. Unless otherwise provided in a prospectus supplement, only equipment notes of the same class or series may be held in the same pass through trust. In such event, payments made on account of a subordinate class or series of equipment notes issued under an equipment note indenture may, under circumstances described in the related prospectus supplement, be subordinated to the prior payment of all amounts owing to pass through certificateholders of a pass through trust which holds senior equipment notes issued under all related equipment note indentures. The prospectus supplement for an issuance of pass through certificates will describe any such "cross-subordination" provisions and any related terms, including the percentage of pass through certificateholders under any pass through trust which are permitted to grant waivers of defaults under any related equipment note indenture, to consent to the amendment or modification of any related equipment note indentures or to direct the exercise of remedial actions under any related equipment note indentures.

Termination of the Pass Through Trusts

          The obligations of Northwest, NWA Corp. and the pass through trustee with respect to a pass through trust will terminate upon the distribution to pass through certificateholders of that pass through trust of all amounts required to be distributed to them pursuant to the basic pass through trust agreement and the applicable trust agreement supplement and the disposition of all property held in that pass through trust. The pass through trustee for a pass through trust will send to each pass through certificateholder of record, notice of the termination of the pass through trust, the amount of the proposed final payment and the proposed date for the distribution of the final payment for that pass through trust. The final distribution to any pass through certificateholder of a pass through trust will be made only upon surrender of the pass through certificateholder's pass through certificates at the office or agency of the pass through trustee specified in the notice of termination.

Delayed Purchase

          In the event that, on the delivery date of any pass through certificates, all of the proceeds from the sale of the pass through certificates are not used to purchase the equipment notes contemplated to be held in the pass through trust, those remaining equipment notes may be purchased by the pass through trustee at any time on or prior to a subsequent date specified in the applicable prospectus supplement. In this event, the proceeds from the sale of pass through certificates not used to purchase equipment notes will be held under an arrangement described in the applicable prospectus supplement pending the purchase of the equipment notes not so purchased. If any proceeds are not subsequently used to purchase equipment notes by the date specified in the prospectus supplement, those proceeds will be returned to the holders of the related pass through certificates.

NWA Corp.'s Guarantee

          NWA Corp. will unconditionally guarantee

     . with respect to owned aircraft equipment notes, the full and prompt payment of principal, premium, if any, and interest thereon when and as due and payable, whether at maturity, upon redemption or otherwise, and

     . with respect to leased aircraft equipment notes, the full and prompt payment of all amounts payable by Northwest under the related lease when and as the same shall become due and payable.

          NWA Corp.'s guarantee will be enforceable without any need first to enforce any equipment note or lease against Northwest. NWA Corp.'s guarantee will be an unsecured obligation of NWA Corp.

Liquidity Facility

          The related prospectus supplement may provide that one or more payments of interest on the pass through certificates of one or more series or classes will be supported by a liquidity facility issued by an institution identified in the related prospectus supplement. The provider of a liquidity facility will have a claim senior to the pass through certificateholders' as specified in the related prospectus supplement.

The Trustee

          The pass through trustee for each series or class of pass through certificates will be identified in the prospectus supplement. With certain exceptions, the pass through trustee will make no representations as to the validity or sufficiency of the basic pass through trust agreement, the trust agreement supplements, the pass through certificates, the equipment notes, the equipment note indentures, the leases or other related documents. With respect to any series or class of pass through certificates, the pass through trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding pass through certificates of that series or class. Subject to these provisions, no pass through trustee will be under any obligation to exercise any of its rights or powers under the basic pass through trust agreement at the request of any holders of pass through certificates issued thereunder unless those holders have offered to the pass through trustee indemnity satisfactory to it. The basic pass through trust agreement provides that the pass through trustee in its individual or any other capacity may acquire and hold pass through certificates and, subject to certain conditions, may otherwise deal with Northwest, NWA Corp. and, with respect to the leased aircraft, with any owner trustee and owner participant with the same rights it would have if it were not the pass through trustee.

          The pass through trustee may resign under any or all of the pass through trusts at any time, in which event Northwest will be obligated to appoint a successor pass through trustee. If a pass through trustee

          . ceases to be eligible to continue as pass through trustee or

          . becomes incapable of acting as pass through trustee or

          .   becomes insolvent,

Northwest may remove that pass through trustee. In addition, upon the occurrence of any of these events any person who has been a pass through certificateholder of the related pass through trust for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the pass through trustee and the appointment of a successor pass through trustee. Any resignation or removal of the pass through trustee and appointment of a successor pass through trustee will not become effective until acceptance of the appointment by the successor pass through trustee. Pursuant to the resignation and successor pass through trustee provisions, it is possible that a different pass through trustee could be appointed to act as the successor pass through trustee. All references in this prospectus to the pass through trustee should be read to take into account the possibility that the pass through trusts could have different successor pass through trustees in the event of a resignation or removal.

          The basic pass through trust agreement provides that Northwest will pay the pass through trustee's fees and expenses and indemnify the pass through trustee against certain liabilities.


                    DESCRIPTION OF THE EQUIPMENT NOTES

          The statements made under this caption are summaries and reference is made to the entire prospectus and detailed information appearing in the applicable prospectus supplement. Where no distinction is made between owned aircraft equipment notes and leased aircraft equipment notes, or between their respective equipment note indentures, such statements refer to any equipment notes and any equipment note indenture.

          To the extent that any provision in any prospectus supplement is inconsistent with any provision in this summary, the provision of such prospectus supplement will control.

General

          All equipment notes will be issued under a separate equipment note indenture,

          . in the case of leased aircraft equipment notes, between the related owner trustee of a trust for the benefit of an owner participant who is the beneficial owner of the related aircraft, and the related loan trustee, or

          .  between Northwest and the related loan trustee.

The equipment notes issued pursuant to the first bullet point of the preceding sentence will be nonrecourse obligations of the applicable owner trust. Each equipment note will be authenticated under an equipment note indenture by the loan trustee. All equipment notes issued under the same equipment note indenture will relate to, and be secured by, one or more aircraft identified and described in the related prospectus supplement. In the case of leased aircraft equipment notes, those aircraft will be leased to Northwest pursuant to a lease between the owner trustee under the applicable owner trust and Northwest. In the case of owned aircraft equipment notes, those aircraft will be owned by Northwest.

          With respect to each aircraft which is leased to Northwest, the related owner trustee has acquired or will acquire those aircraft from Northwest or the manufacturer of the aircraft, as the case may be, and will grant a security interest in those aircraft to the related loan trustee as security for the payments of the related equipment notes. In addition, the related owner trustee will lease those aircraft to Northwest pursuant to a lease which will be assigned to the related loan trustee. Pursuant to each lease, Northwest will be obligated to make or cause to be made rental and other payments to the related loan trustee on behalf of the related owner trustee in amounts that will be sufficient to make payments of the principal, interest and premium, if any, required to be made in respect of the related equipment notes when and as due and payable.

          The obligations of Northwest

          .   to pay rent under each lease

          .   under the owned aircraft equipment notes and

          . under the equipment note indenture for owned aircraft equipment notes will be general obligations of Northwest. Except in certain circumstances involving Northwest's purchase of a leased aircraft and the assumption of the equipment notes related thereto, the leased aircraft equipment notes will be issued by an owner trust and will not be obligations of, or guaranteed by, Northwest.

Principal and Interest Payments

          Interest received by a pass through trustee on the equipment notes held in a pass through trust will be passed through to the pass through certificateholders of that pass through trust on the dates and at the rate per annum set forth in the applicable prospectus supplement until the final distribution for that pass through trust. Principal received by a pass through trustee on the equipment notes held in a pass through trust will be passed through to the pass through certificateholders of that pass through trust in scheduled amounts on the dates set forth in the applicable prospectus supplement until the final distribution date for that pass through trust.

          If any date scheduled for any payment of principal of or premium, if any, or interest on the equipment notes is not a business day in the jurisdictions identified in the applicable prospectus supplement, that payment will be made on the next succeeding business day without any additional interest.

Redemption

          The applicable prospectus supplement will describe the circumstances, whether voluntary or involuntary, under which the equipment notes may be redeemed or purchased prior to the stated maturity date thereof, in whole or in part, the premium, if any, applicable upon certain redemptions or purchases and other terms applying to the redemptions or purchases of such equipment notes.

Security

          The leased aircraft equipment notes issued by an owner trust will be secured by

          - an assignment by the related owner trustee to the related loan trustee of many of its rights under the lease, including the right to receive payments of rent thereunder,

          . a mortgage in the aircraft granted to the related loan trustee, subject to the rights of Northwest under the lease or leases, and

          . an assignment to the related loan trustee of certain of the owner trustee's rights under the aircraft purchase agreement between Northwest and the related manufacturer.

          Under the terms of each lease, Northwest's obligations in respect of the aircraft leased to it will be those of a lessee under a "net lease." Accordingly, Northwest will be obligated, among other things and at its expense, to cause each leased aircraft to be duly registered, to pay all costs of operating such aircraft and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) the leased aircraft.

          The assignment by an owner trustee to the related loan trustee of its rights under a lease will exclude, among other things,

          - rights of the owner trustee and the related owner participant relating to indemnification by Northwest for certain matters,

          . insurance proceeds payable to the owner trustee in its individual capacity and to the owner participant under liability insurance maintained by Northwest pursuant to the lease or by the owner trustee or owner participant,

          . insurance proceeds payable to the owner trustee in its individual capacity or to the owner participant under certain casualty insurance maintained by the owner trustee or owner participant pursuant to the lease and

          . any rights of the owner participant or owner trustee to enforce payment of the foregoing amounts and their respective rights to the proceeds of the foregoing.

The owned aircraft equipment notes will be secured by

          . a mortgage granted to the related loan trustee of all of Northwest's right, title and interest in and to the aircraft, and

          . if so provided in the related prospectus supplement, an assignment to the loan trustee of certain of Northwest's rights under the aircraft purchase agreement between Northwest and the related manufacturer.

          Under the terms of each equipment note indenture related to owned aircraft equipment notes, Northwest will be obligated, among other things and at its expense, to cause each owned aircraft to be duly registered, to pay all costs of operating such aircraft and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) such aircraft.

          The prospectus supplement will specify the required insurance coverage for the aircraft.

          Northwest will be required, except under certain circumstances, to keep each aircraft registered under the Federal Aviation Act of 1958, as amended (the "Federal Aviation Act"), and to record the equipment note indentures and the leases, if applicable, among other documents, under the Federal Aviation Act. This recordation will give the related loan trustee a perfected security interest in the related aircraft whenever it is located in the United States or any of its territories and possessions. The Convention on the International Recognition of Rights in aircraft (the "Convention") provides that this security interest will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention.

          Northwest will have the right, subject to certain conditions, at its own expense to register each aircraft in countries other than the United States. Each aircraft may also be operated by Northwest or under lease, sublease or interchange arrangements in countries that are not parties to the Convention. The extent to which the related loan trustee's security interest would be recognized in an aircraft located in a country that is not a party to the Convention, and the extent to which this security interest would be recognized in a jurisdiction adhering to the Convention if the aircraft is registered in a jurisdiction not a party to the Convention, is uncertain. Moreover, in the case of an equipment note indenture event of default, the ability of the related loan trustee to realize upon its security interest in an aircraft could be adversely affected as a legal or practical matter if the aircraft was registered or located outside the United States.

          Unless otherwise specified in the applicable prospectus supplement, the equipment notes will not be cross-collateralized and consequently the equipment notes issued in respect of any one aircraft will not be secured by any other aircraft or, in the case of leased aircraft equipment notes, the lease. Unless and until an indenture event of default with respect to a leased aircraft equipment note has occurred and is continuing, the related loan trustee may exercise only limited rights of the related owner trustee under the related lease.

          Funds, if any, held from time to time by the loan trustee, will be invested and reinvested by the loan trustee. These investments and reinvestments will be at the direction of Northwest in certain investments described in the related equipment note indenture. These investments will not be made at the direction of Northwest in the case of a lease event of default or an equipment note indenture event of default, as applicable. The net amount of any loss resulting from any investments made at the direction of Northwest will be paid by Northwest.

          Section 1110 of the Bankruptcy Code provides that the right of lessors, conditional vendors and holders of security interests with respect to "equipment" (as defined in Section 1110 of the Bankruptcy
Code) to take possession of this equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, is not affected after 60 days after the filing of a petition under Chapter 11 of the Bankruptcy Code by

          . the automatic stay provision of the Bankruptcy Code, which provision enjoins creditors' remedies except with the court's approval,

          . the provision of the Bankruptcy Code allowing the trustee in reorganization to use property of the debtor during the reorganization period,

          . Section 1129 of the Bankruptcy Code, which governs the confirmation of plans of reorganization in Chapter 11 cases, and

          . any power of the bankruptcy court to enjoin a repossession.

Section 1110 provides that the right to take possession of an aircraft may not be exercised for 60 days following the date of commencement of the reorganization proceedings and may not be exercised at all after this 60-day period (or a longer period if consented to by the lessor, conditional vendor or holder of a security interest), if the trustee in reorganization agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor, the appointment of a trustee or custodian or the failure to satisfy any penalty rate or provision relating to a default arising from any failure by the debtor to perform nonmonetary obligations under the applicable agreement). "Equipment" is defined in Section 1110 of the Bankruptcy Code, in part, as "an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49) that is subject to a security interest granted by, leased to or conditionally sold to a debtor that is a citizen of the United States (as defined in section 40102 of title 49) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 47 of title 49 for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo."

          Section 1110 does not prevent the trustee or debtor-in-possession from rejecting a lease or demanding a renegotiation of a lease as a condition to not rejecting the lease. In addition, if more than one aircraft are leased pursuant to a master lease and accompanying lease supplement, the applicability of Section 1110 would be determined on an aircraft-by-aircraft basis. Assuming Section 1110 is applicable to all aircraft subject to a master lease, Section 1110 does not prevent the trustee or debtor-in-possession from complying with the provisions of Section 1110 with respect to some lease supplements, and thereby retaining possession of the related aircraft, and not complying with the provisions of Section 1110 with respect to other lease supplements, and thereby enabling a repossession of other aircraft.

          In connection with any issuance of pass through certificates under this prospectus and the applicable prospectus supplement, Northwest will receive an opinion from its counsel to the effect that

          . with respect to any aircraft leased to Northwest, the related owner trustee, as lessor under the lease, and the related loan trustee, as assignee of the owner trustee's rights under the lease pursuant to the related equipment note indenture, would be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the aircraft initially delivered under the lease and subjected to the related equipment note indenture or

          . with respect to any aircraft which is owned by Northwest, the loan trustee under the related equipment note indenture would be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the aircraft initially subjected to the related equipment note indenture.

          These opinions will not address the possible replacement of an aircraft after an event of loss (as defined in the equipment note indenture) in the future.

Ranking of Equipment Notes

          Some of the equipment notes related to one or more aircraft, as described in the related prospectus supplement, may be subordinated and junior in right of payment to other equipment notes related to the same aircraft. The terms of the subordination, if any, will be described in the related prospectus supplement.

Payments and Limitation of Liability

          Each leased aircraft will be leased by the related owner trustee to Northwest for a term which commences on the delivery date of the aircraft to the owner trustee and expires on a date not earlier than the latest maturity date of the related equipment notes, unless previously terminated as permitted by the terms of the related lease. The basic rent and other payments under each lease will be payable by Northwest in accordance with the terms specified in the applicable prospectus supplement, and will be assigned by the owner trustee under the related equipment note indenture to the related loan trustee to provide the funds necessary to pay principal of, premium, if any, and interest due from the owner trustee on the related equipment notes. In certain cases, the basic rent payments under a lease may be adjusted, but each lease will provide that under no circumstances will rent payments by Northwest be less than the scheduled payments on the related equipment notes. The balance of any basic rent payment under a lease, after payment of amounts due on the related equipment notes, will be paid over to the applicable owner participant.

          None of the owner trustees, the owner participants or the loan trustees will be personally liable for amounts payable under the leased aircraft equipment notes issued by an owner trust. Except as provided in the equipment note indenture related to any leased aircraft equipment notes, neither the owner trustees nor the loan trustees will be personally liable for any amount payable under these equipment note indentures. Additionally, except as otherwise provided in the related equipment note indenture, no owner trustee will be personally liable for any statements, representations, warranties, agreements or obligations under the equipment note indentures or under the leased aircraft equipment notes except for its own willful misconduct or gross negligence. None of the owner participants will have any duty or responsibility under the equipment note indentures or under the leased aircraft equipment note to the related loan trustee or to any holder of any leased aircraft equipment note.

          Except in the circumstances referred to above, all amounts payable under any equipment notes issued by an owner trust in connection with the lease of aircraft to Northwest, other than payments made in connection with an optional redemption or purchase by the related owner trustee or the related owner participant, will be made only from

          . the assets subject to the lien of the related equipment note indenture or the income and proceeds received by the related loan trustee therefrom, including rent payable by Northwest under the related lease) and

          . if so provided in the related prospectus supplement, the applicable liquidity facility.

Defeasance of the Indentures and the Equipment Notes in Certain
Circumstances

          Unless otherwise specified in the applicable prospectus supplement, each equipment note indenture provide that the obligations of the loan trustee, the owner trustee or Northwest, as applicable, under that applicable equipment note indenture will be deemed to have been discharged and paid in full (except for certain obligations, including the obligations to register the transfer or exchange of equipment notes, to maintain paying agencies and to hold money for payment in trust) on the 91st day after the irrevocable deposit with the loan trustee of money or certain obligations of the United States which will provide money in an aggregate amount sufficient to pay when due principal of, premium, if any, and interest on all related equipment notes in accordance with their terms. A discharge may occur only if, among other things, there has been published by the Internal Revenue Service a ruling to the effect that holders of the related equipment notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if the deposit, defeasance and discharge had not occurred.

     Upon

     -    a defeasance,

     - payment in full of the principal of, premium, if any, and interest on all equipment notes issued under an equipment note indenture on the maturity date or

     - deposit with the loan trustee no earlier than one year prior to the maturity date of money sufficient for payment in full of the principal of, premium, if any, and interest on all equipment notes issued under an equipment note indenture on the maturity date,

the holders of these equipment notes will have no beneficial interest in or other rights with respect to the related aircraft or other assets subject to the lien of the equipment note indenture and the lien will terminate.

Assumption of Lease Obligations by Northwest

          Unless otherwise specified in the applicable prospectus supplement, upon the exercise by Northwest of any purchase options it may have under a lease prior to the end of the term of that lease, Northwest may assume on a full recourse basis all of the obligations of the owner trustee (other than its obligations in its individual capacity) under the related equipment note indenture, including the obligations to make payments in respect of the equipment notes. In this event, certain relevant provisions of the lease, including provisions relating to maintenance, possession and use of the related aircraft, liens, insurance and events of default, will be incorporated into the assumed equipment note indenture, and the equipment notes issued under the assumed equipment note indenture will not be redeemed and will continue to be secured by such aircraft.

Liquidity Facility

          The related prospectus supplement may provide that one or more payments of interest on the related equipment notes of one or more series or classes or distributions made by the pass through trustee of the related pass through trust will be supported by a liquidity facility.
The provider of the liquidity facility will be identified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the provider of the liquidity facility will have a senior claim upon the assets securing the equipment notes.

Intercreditor Issues

          Equipment notes may be issued in different classes or series, which means that the equipment notes may have different payment priorities even though they are issued by the same issuer and relate to the same aircraft. In this event, the related prospectus supplement will describe the priority of distributions among the equipment notes and any liquidity facilities, the ability of any class or series to exercise and/or enforce any remedies with respect to the related aircraft and, if applicable, the related lease, and certain other intercreditor terms and provisions.

              UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

          The following discussion represents the opinion of Cadwalader, Wickersham & Taft as to the principal U.S. federal income tax consequences to pass through certificateholders of the purchase, ownership and disposition of the pass through certificates. Except as otherwise specified, the discussion is addressed to beneficial owners of pass through certificates ("U.S. Certificateholders") that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any State, estates the income of which is subject to U.S. federal income taxation regardless of its source or, generally, trusts if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more of the foregoing persons have the authority to control all substantial decisions of such trust ("U.S. Persons") that will hold the pass through certificates as capital assets. This discussion does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, tax-exempt entities, holders that will hold pass through certificates as part of a straddle or holders that have a "functional currency" other than the U.S. Dollar, nor does it address the tax treatment of U.S. Certificateholders that do not acquire pass through certificates as part of the initial offering. This discussion does not describe any tax consequences arising under the laws of any State, locality or taxing jurisdiction other than the United States.

          This discussion is based upon the tax laws of the United States as in effect on the date of this prospectus, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences of the purchase, ownership and disposition of the pass through certificates.

Tax Status of the Pass Through Trusts

          In the opinion of Cadwalader, Wickersham & Taft, special counsel to Northwest, each pass through trust will not be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and will not be subject to federal income tax. Each pass through trust will file federal income tax returns and report to investors on the basis that it is a grantor trust under Subpart E, Part I of Subchapter J of the Code. If a pass through trust were treated as a partnership for U.S. federal income tax purposes rather than as a grantor trust, in the opinion of Cadwalader, Wickersham & Taft, the consequences to U.S. Certificateholders and, to the extent described below, Non-U.S. Certificateholders, would not be materially different. The remainder of this discussion describes the consequences of the treatment as a grantor trust. Pass through certificateholders who are not U.S. Persons should consult their own tax advisors as to the suitability to them of an investment in the pass through certificates.


Taxation of Certificateholders Generally

          A U.S. Certificateholder will be treated as owning its pro rata undivided interest in each of the equipment notes and any other property held by the related pass through trust. Accordingly, each U.S. Certificateholder's share of interest paid on the equipment notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such owner's method of accounting for U.S. federal income tax purposes and a U.S. Certificateholder's share of premium, if any, paid on the equipment notes will be treated as capital gain. Any amounts received by a pass through trust from drawings under a liquidity facility will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

          Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding pass through trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the pass through trustee and the liquidity facility provider, will be borne by parties other than the pass through certificateholders. It is possible that such fees and expenses will be treated as constructively received by the pass through trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder's share of such fees or expenses will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of such holder's adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under the applicable provisions of the Code.

Effect of Subordination of Subordinated Certificateholders

          If any pass through trust with respect to a series or class which is subordinated with respect to other pass through trusts of the same series or class (such pass through trusts being the "Subordinated Trusts" and the related pass through certificates being the "Subordinated Certificates") receives less than the full amount of the receipts of principal or interest paid with respect to the equipment notes held by it (any shortfall in such receipts being the "Shortfall Amounts") because of the subordination of the equipment notes held by that pass through trust under an intercreditor agreement, the corresponding owners of beneficial interests in the Subordinated Certificates (the "Subordinated Certificateholders") would probably be treated for federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the relevant preferred class of pass through certificateholders an amount equal to their share of such Shortfall Amount, and (3) retained the right to reimbursement of such amounts to the extent of future amounts payable to such Subordinated Certificateholders with respect to such Shortfall Amount.

          Under this analysis,

          - Subordinated Certificateholders incurring a Shortfall Amount would be required to include as current income any interest or other income of the corresponding Subordinated Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the relevant preferred class of pass through certificateholders,

          - a loss would only be allowed to the Subordinated Certificateholders when their right to receive reimbursement of the Shortfall Amount became worthless (i.e., when it becomes clear that funds will not be available from any source to reimburse such loss), and

          - reimbursement of the Shortfall Amount prior to a claim of worthlessness would not be taxable income to Subordinated Certificateholders because the reimbursed amount was previously included in income.

These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

Original Issue Discount

          The equipment notes may be issued with original issue discount ("OID"), which may require U.S. Certificateholders to include the OID in gross income in advance of the receipt or accrual of the stated interest on the equipment notes. The prospectus supplement will state whether any equipment notes to be held by the related pass through trust will be issued with OID. Generally, a holder of a debt instrument issued with original issue discount that is not de minimis must include the original issue discount in income for federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to such income, under a method that takes into account the compounding of interest.

Market Discount

          Generally, the term "market discount" means the excess of the remaining principal amount of a pass through certificate over the holder's tax basis in that pass through certificate immediately after its acquisition, subject to a de minimis exception.

          A holder who acquires a pass through certificate at a market discount will be required to treat any gain realized on the disposition of this pass through certificate, except in certain nonrecognition transactions, as ordinary income to the extent of the market discount that accrued during the period that the holder held the pass through certificate. Further, a disposition of a pass through certificate by gift (and in certain other circumstances) could result in the recognition of market discount income, computed as if the pass through certificate had been sold for its fair market value.

          In the case of a partial principal payment on indebtedness subject to the market discount rules, Section 1276 of the Code requires that the partial payment be included in gross income as ordinary income to the extent it does not exceed the market discount that has accrued during the period the indebtedness was held. The amount of any accrued market discount later required to be included in income upon a disposition, or subsequent partial principal payment, will be reduced by the amount of accrued market discount previously included in income.

          Until Treasury regulations are issued, the explanatory
Conference Committee Report to the Tax Reform Act of 1986 (the
"Conference Report") indicates that holders of installment obligations, such as the equipment notes, with market discount may elect to accrue market discount either

          -    on the basis of a constant interest rate or

          - in the ratio to the total amount of remaining market discount that the amount of stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the installment obligation as of the beginning of such period.

          Under Section 1277 of the Code, if in any taxable year interest paid or accrued on indebtedness incurred or continued to purchase or carry indebtedness subject to the market discount rules exceeds the interest currently includable in income with respect to this indebtedness, deduction of the excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when such market discount is included in income upon the sale or other disposition (including repayment) of the indebtedness.

          A holder of a pass through certificate acquired at a market discount may elect under Section 1278 of the Code, in the manner provided by Revenue Procedure 92-67, 1992-34 I.R.B. 6, to include such discount in income as it accrues. The current inclusion election applies to all market discount obligations acquired on or after the first day to which the election applies, and may not be revoked without the consent of the IRS. If a holder of a pass through certificate elects to include market discount in income as it accrues, the foregoing rules of Section 1276 and 1277 of the Code with respect to the recognition of ordinary income on a sale or other disposition of such pass through certificate and the deferral of interest deductions on indebtedness related to such pass through certificate would not apply.

          The IRS is authorized to issue regulations to implement the market discount provisions of the Code. No regulations have been issued or proposed. It is impossible to anticipate what effect, if any, regulations could have on the pass through certificateholders.

Amortizable Bond Premium

          A U.S. Certificateholder should generally be considered to have acquired an interest in an equipment note at a premium to the extent the purchaser's tax basis allocable to its interest exceeds the remaining principal amount of the equipment note allocable to its interest. In that event, a U.S. Certificateholder who holds a pass through certificate as a capital asset may elect to amortize that premium as an offset to interest income under Section 171 of the Code with corresponding reductions in the U.S. Certificateholder's tax basis in its pass through certificate. In the case of installment obligations (such as the equipment notes), the Conference Report indicates a Congressional intent that amortization will be in accordance with the same rules that will apply to the accrual of market discount on installment obligations (see discussion above).

          Under certain circumstances, amortizable bond premium may be determined by reference to any early call date. It is unclear how the amortizable bond premium rules apply where, as in the case with the equipment notes, the amount of redemption premium payable on an early call date is unknown. In addition, the treatment of any unamortized bond premium remaining at the time of an early call is unclear. The U.S. Certificateholders are urged to consult their own tax advisors as to the treatment of any amortizable bond premiums.

Sale or Other Disposition of the Certificates

          Upon the sale, exchange or other disposition of a pass through certificate, a U.S. Certificateholder will recognize gain or loss equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income) and the U.S. Certificateholder's adjusted tax basis in the related equipment notes and any other assets held by the corresponding pass through trust. A U.S. Certificateholder's adjusted tax basis will equal the holder's cost for its pass through certificate, plus any accrued OID or market discount previously included in income or less any amortized bond premium or any previously recognized losses or prior principal payments. Any gain or loss generally will be capital gain or loss (other than accrued market discount not previously included in income) if the pass through certificate was held as a capital asset.

Foreign Certificateholders

          Subject to the discussion of backup withholding below, payments of principal and interest (including OID) on the equipment notes to, or on behalf of, any beneficial owner of a pass through certificate that is not a U.S. Person (a "Non-U.S. Certificateholder") will not be subject to U.S. federal withholding tax; provided, in the case of interest, that

          . such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of the stock of any owner participant (in the case of leased aircraft equipment notes) or of Northwest (in the case of owned aircraft equipment notes),

          . such Non-U.S. Certificateholder is not a controlled foreign corporation for U.S. tax purposes that is related to an owner participant (in the case of leased aircraft equipment notes) or of Northwest (in the case of owned aircraft equipment notes), and

          . either (A) the Non-U.S. Certificateholder certifies, under penalties of perjury, that it is not a U.S. Person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the pass through certificate certifies, under penalties of perjury, that such statement has been received from the Non-U.S. Certificateholder by it or by another financial institution and furnishes the payor with a copy thereof.

          Any capital gain realized upon the sale, exchange, retirement or other disposition of a pass through certificate or upon receipt of premium paid on an equipment note by a Non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if

          .   such gain is not effectively connected with a U.S.
              trade or business of the holder and

          .   in the case of an individual, the Non-U.S.
              Certificateholder is not present in the United
              States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

          Any interest or gain described in the two preceding paragraphs will be subject to U.S. federal income tax and return filing requirements if it is effectively connected with the conduct of a U.S. trade or business by a Non-U.S. Certificateholder.

Backup Withholding

          In general, information reporting requirements will apply to certain payments within the United States of principal, interest, OID and premium on the pass through certificates, and to payments of the proceeds of certain sales of pass through certificates made to U.S. Certificateholders other than certain exempt recipients (such as corporations). A 31% "backup withholding" tax may apply to such payments if the holder fails or has failed to provide an accurate taxpayer identification number or otherwise establish an exemption or fails to report in full interest income. With respect to Non-U.S. Certificateholders, payments made on a pass through certificate and proceeds from the sale of a pass through certificate owned by a Non-U.S. Certificateholder will generally not be subject to such information reporting requirements or backup withholding tax if such Non-U.S. Certificateholder provides the applicable statement as to its non-U.S. status or otherwise establishes an exemption.

          Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against the holder's U.S. federal income tax liability, if any, provided the required information is furnished to the IRS.

          The Treasury Department recently issued final Treasury Regulations (the "Final Regulations") governing withholding, backup withholding and information reporting requirements. The Final Regulations do not significantly alter the substantive withholding and information reporting requirements discussed herein; they unify current certification procedures and forms and clarify reliance standards. The Final Regulations will generally become effective for payments made after December 31, 2000.

                           ERISA CONSIDERATIONS

          Unless otherwise indicated in the applicable prospectus supplement, the pass through certificates may, subject to certain legal restrictions, be purchased and held by an employee benefit plan (a "Plan") subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or an individual retirement account or an employee benefit plan subject to section 4975 of the Code. A fiduciary of a Plan must determine that the purchase and holding of a pass through certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in section 406 of ERISA or section 4975 of the Code. Employee benefit plans which are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to Title I of ERISA or section 4975 of the Code. The pass through certificates may, subject to certain legal restrictions, be purchased and held by such plans.

                           PLAN OF DISTRIBUTION

          Northwest may sell the offered securities in one or more of the following ways from time to time:

          .     by or through underwriters,

          .     by itself directly to investors or other persons,

          .     through dealers or agents or

          . through a combination of any of these methods of sale.

          The offered securities may be sold

          .     at a fixed price or prices, which may be changed,

          . from time to time at market prices prevailing at the time of sale,

          .     at prices related to those market prices, or

          .     at negotiated prices.

          The prospectus supplement relating to an offering of offered securities will set forth the terms of that offering, including:

          . the name or names of any underwriters, dealers or agents involved in the offer and sale of the offered securities,

          . any underwriting compensation paid by Northwest to underwriters, dealers or agents in connection with the offering and any discounts, concessions or commissions allowed by underwriters to participating dealers,

          . the purchase price of the offered securities and the proceeds to Northwest from the sale,

          .     any delayed delivery arrangements,
          .     the initial public offering price, and

          . any securities exchanges on which the offered securities may be listed.

          Dealer trading may take place in certain of the offered securities, including offered securities not listed on any securities exchange. Any initial public offering price and any discounts or commissions allowed or reallowed or paid to dealers may change.

          In connection with the sale of offered securities, underwriters may be deemed to have received compensation from Northwest in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agent. Underwriters may sell offered securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions, which may be changed from time to time, from the purchasers for whom they may act as agent.

          If Northwest directly uses a dealer in the sale of offered securities, Northwest will sell the offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. The applicable prospectus supplement will set forth the terms of any of those sales.

          Northwest may offer and sell offered securities through agents designated by Northwest from time to time. The applicable prospectus supplement will set forth any commissions payable by Northwest to the agent. Unless the applicable prospectus indicates otherwise, the agent will be acting on a best efforts basis for the period of its appointment.

          Northwest may directly solicit offers to purchase offered securities and sell them directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the offered securities. The applicable prospectus supplement will describe the terms of any of those sales.

          Except as set forth in the applicable prospectus supplement, no director, officer or employee of Northwest or NWA Corp. will solicit or receive a commission in connection with direct sales by Northwest of the offered securities, although these persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with any of these direct sales.

          Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

          Underwriters, dealers and agents may be entitled, under agreements with Northwest and NWA Corp., to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933 as a result of material misstatements and omissions. Underwriters, dealers and agents may also be entitled to reimbursement by Northwest and NWA Corp. for certain expenses. Underwriters, dealers and agents may engage in transactions with, or perform services for, NWA Corp., Northwest and NWA Corp.'s other subsidiaries in the ordinary course of business.

          If the applicable prospectus supplement so indicates, we will authorize agents, underwriters or dealers to solicit offers from institutions to purchase securities from us at the public offering price indicated in the prospectus supplement through delayed delivery contracts providing for payment and delivery on a specified date in the future.
The prospectus supplement will specify the conditions of these contracts and the commission payable for solicitation of the contracts.

          If Northwest uses an underwriter or underwriters in the sale of any offered securities, the applicable prospectus supplement will contain a statement as to the underwriters' intention, if any, at the date of the prospectus supplement to make a market in the offered securities. No assurances can be given that there will be a market for the offered securities.

          The applicable prospectus supplement will set forth the place and time of delivery for the offered securities. Northwest will issue the debt securities that are issuable upon exercise of warrants upon payment of the exercise price and otherwise in accordance with the relevant terms applicable to the warrants as described in the applicable prospectus supplement.

                              LEGAL OPINIONS

          Unless the applicable prospectus supplement indicates otherwise, the validity of the pass through certificates and NWA Corp.'s guarantee will be passed upon for Northwest and NWA Corp. by Simpson Thacher & Bartlett, New York, New York. In rendering that opinion, Simpson Thacher & Bartlett will be relying as to matters of Minnesota law on an opinion from the Office of the General Counsel of NWA Corp. and Northwest. Unless the applicable prospectus supplement indicates otherwise, Simpson Thacher & Bartlett will rely on the opinion of counsel for the pass through trustee as to certain matters relating to the authorization, execution and delivery of such pass through certificates by, and the valid and binding effect thereof on, such pass through trustee. Certain federal income tax matters will be passed upon by Cadwalader, Wickersham & Taft, New York, New York, special tax counsel to Northwest.

                                 EXPERTS

          Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and schedule of NWA Corp. included in NWA Corp.'s Annual Report on Form 10-K for the year ended December 31, 1999, as set forth in their report on the consolidated financial statements and schedule incorporated by reference in this prospectus. Such consolidated financial statements and schedule are incorporated by reference in this prospectus in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.
                        _________________________

                                 PART II
                  INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution

          The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are set forth in the following table.


     Securities and Exchange Commission fee  . . . . . . .   $  259,957
     Printing and engraving expenses . . . . . . . . . . .      600,000<F*>
     Accountants' fees and expenses  . . . . . . . . . . .      100,000<F*>
     Legal fees and expenses . . . . . . . . . . . . . . .    1,300,000<F*>
     Blue Sky fees and expenses  . . . . . . . . . . . . .       60,000<F*>
     Pass Through Trustees' fees and expenses  . . . . . .       40,000<F*>
     Rating Agency fees  . . . . . . . . . . . . . . . . .      500,000<F*>
     Miscellaneous . . . . . . . . . . . . . . . . . . . .      240,143<F*>
                                                             ----------
        Total . . . . . . . . . . . . . . . . . . . . . . .  $3,100,000<F*>
                                                             ==========

_________

*    Estimated and subject to future contingencies.


Item 15. Indemnification of Directors and Officers

          Section 302A.521 of the Minnesota Business Corporation Act
(the "Minnesota Law") requires a Minnesota corporation to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines and reasonable expenses (including attorneys' fees), provided that the person has not otherwise been indemnified, was acting in good faith, received no improper personal benefit as a result of the conduct in question, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful and, depending upon the capacity in which such person was acting, believed that the conduct was in the best interests of the corporation or was not considered to be opposed to the best interests of the corporation. Under the Minnesota Law, the termination of a proceeding by judgment, order, settlement, conviction or upon a pleading of nolo contendere or its equivalent does not, of itself, establish that a person is not eligible for indemnification. Minnesota corporations are permitted to include provisions in their bylaws or articles of incorporation that prohibit or limit indemnification otherwise required by the Minnesota law.

          Section 4.01 of Northwest Airlines, Inc.'s ("Northwest") amended and restated bylaws (filed as Exhibit 4(o)) requires Northwest to indemnify any persons, including officers and directors as permitted by
Section 302A.521 of the Minnesota Law.

          Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

          In accordance with Section 102(b)(7) of the Delaware Law, the Restated Certificate of Incorporation of Northwest Airlines Corporation ("NWA Corp.") provides that the directors of NWA Corp. shall not be personally liable to NWA Corp. or its stockholders for monetary damages for violations of their fiduciary duty.

          Article VIII of the bylaws, as amended and restated, of NWA Corp. (filed as Exhibit 4(m)) provides for indemnification of the officers and directors of NWA Corp. to the full extent permitted by applicable law.

Item 16. Exhibits

          The following Exhibits are filed as part of this Registration
Statement:

Exhibit 1(a) Form of Underwriting Agreement for debt securities or warrants to Purchase debt securities of Northwest (filed as Exhibit 1(a) to Registration Statement on Forms-3 (File No. 333-79215, and hereinafter, "Registration Statement No. 33-79125") No. 33-79215 and incorporated herein by reference).
Exhibit 1(b) Form of Underwriting Agreement for Pass Through Certificates of Northwest (filed as Exhibit 1(b) to Registration No. 333-79215 and incorporated herein by reference).
Exhibit 4(a) Senior debt securities Indenture, dated as of March 1, 1997, among Northwest, Old NWA Corp. and State Street Bank and Trust Company ("State Street"), as Trustee, relating to the Senior debt securities of

                    Northwest, as supplemented by Supplemental
                    Indenture, dated as of November 20, 1998, among NWA Corp., Old NWA Corp., Northwest, and State Street, as Trustee, and Second Supplemental Indenture, dated as of February 25, 1999, among NWA Corp., Old NWA Corp., Northwest and State Street, as Trustee (filed as Exhibit 4(a) to Registration Statement No. 333-79215 and incorporated herein by reference).

Exhibit 4(b) Form of subordinated debt securities Indenture among Northwest, NWA Corp. and State Street, as Trustee, relating to the subordinated debt securities of Northwest (filed as Exhibit 4(b) to Registration Statement No. 333-79215 and incorporated herein by reference).
Exhibit 4(c) Form of senior debt securities of Northwest (filed as Exhibit 4(c) to Registration Statement No. 333-79215 and incorporated herein by reference).
Exhibit 4(d) Form of subordinated debt securities of Northwest (filed as Exhibit 4(d) to Registration Statement No. 333-79215 and incorporated herein by reference).
Exhibit 4(e) Form of warrant Agreement for warrants to Purchase debt securities of Northwest that are Sold Attached to debt securities of Northwest (filed as Exhibit 4(e) to Registration Statement No. 333-79215 and incorporated herein by reference).
Exhibit 4(f) Form of warrant to Purchase debt securities of Northwest that are Sold Attached to debt securities of Northwest (included as part of Exhibit 4(e)).
Exhibit 4(g) Form of warrant Agreement for warrants to Purchase debt securities of Northwest that are Sold Alone (filed as Exhibit 4(g) to Registration Statement No. 333-79215 and incorporated herein by reference).
Exhibit 4(h) Form of warrant to Purchase debt securities of Northwest that are Sold Alone (included as part of Exhibit 4(g)).
Exhibit 4(i) Pass Through Trust Agreement dated June 3, 1999 among NWA Corp., Northwest and State Street, Bank and Trust Company of Connecticut, National Association ("State Street Connecticut") as Trustee, relating to Pass Through Certificates of Northwest (filed as Exhibit 4(i) to Registration No. 333-79215 and incorporated herein by reference).
Exhibit 4(j)        Form of Pass Through Certificate included in Exhibit
                    4(i).
Exhibit 4(k) Form of Bond (filed as Exhibit 4.3 to NWA Corp's Quarterly Report on Form 10-Q for the three months ended September 30, 1999 and incorporated herein by reference).

Exhibit 4(l)        Restated Certificate of Incorporation of NWA Corp.
                    (filed as Exhibit 4.1 to NWA Corp.'s Registration Statement on Form S-3 File No. 333-69635) and incorporated herein by reference).
Exhibit 4(m)        Amended and Restated By-Laws of NWA Corp. (filed as
                    Exhibit 4.1 to NWA Corp.'s Quarterly Report on Form
                    10-Q for the three months ended March 31, 1999 (hereinafter "1999 First 10-Q") and incorporated herein by reference).
Exhibit 4(n)        Restated Certificate of Incorporation of Northwest
                    (filed as Exhibit 4(s) to Registration Statement No. 333-74772 and incorporated herein by reference).
Exhibit 4(o)        Amended and Restated Bylaws of Northwest (filed as
                    Exhibit 4.2 to the 1999 First 10-Q and incorporated herein by reference).
Exhibit 4(p)        Certificate of Designation of Series C Preferred
                    Stock of NWA Corp. (included in Exhibit 4(l)).
Exhibit 4(q) Certificate of Designation of Series D Junior Participating Preferred Stock of NWA Corp. (included in Exhibit 4(l)).
Exhibit 4(r) The Registrants hereby agree to furnish to the Commission, upon request, copies of certain instruments defining the rights of holders of long-term debt of the kind described in Item 601(b)(4) of Regulation S-K.
Exhibit 5(a)* Opinion of Simpson Thacher & Bartlett as to the legality of the Securities.
Exhibit 5(b)* Opinion of Douglas M. Steenland, Esq. as to the legality of the Securities.
Exhibit 8* Tax Opinion of Cadwalader, Wickersham & Taft relating to Pass Through Certificates.
Exhibit 23(a)*      Consent of Ernst & Young LLP.
Exhibit 23(b) Consent of Simpson Thacher & Bartlett (included as part of Exhibit 5).
Exhibit 23(c) Consent of Cadwalader, Wickersham & Taft (included as part of Exhibit 8).
Exhibit 24 Powers of Attorney (included in signature pages of this Registration Statement).
Exhibit 25(a) Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of State Street, as Trustee under the Senior Debt Securities Indenture of Northwest and NWA Corp. (filed as
                    Exhibit 25.1 to NWA Corp.'s Current Report on Form 8-K, dated March 6, 1997, and incorporated herein by reference).

Exhibit 25(b) Form T-1 Statement of Eligibility under the Trust Indenture Act of State Street, as Trustee under the Subordinated Debt Securities Indenture of Northwest and NWA Corp. (filed as Exhibit 25(b) to Registration Statement No. 333-13307 and incorporated herein by reference).

Exhibit 25(c) Form T-1 Statement of Eligibility under the Trust Indenture Act of State Street Connecticut, as Trustee under the Pass Through Trust Agreement of Northwest and NWA Corp (filed as Exhibit 25(c) to Registration Statement No. 333-79215 and incorporated herein by reference).
Exhibit 99(a) Trustee Parent Guarantee of State Street in favor of State Street Connecticut in connection with the Pass Through Trust Agreement of Northwest and NWA Corp. (filed as Exhibit 99(a) to Registration No. 333-79215 and incorporated herein by reference).

__________

  * Filed herewith.

Item 17. Undertakings

     (a)  Each of the undersigned registrants hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
     Statement:
                    (i) To include any prospectus required by
          Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by NWA Corp. pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of NWA Corp.'s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Each of the undersigned registrants hereby undertakes if securities are to be offered pursuant to competitive bidding: (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of section 10(a) of the Securities Act of 1933, and relating to the securities offered at competitive bidding, as contained in this Registration Statement, together with any supplements thereto, and (2) to file an amendment to this Registration Statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by purchasers is proposed to be made.

          (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the applicable registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          (e) Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture

                                SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, Northwest Airlines, Inc. has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Eagan, State of Minnesota, on September 22, 2000.


                                        NORTHWEST AIRLINES, INC.

                                        By:  /s/DOUGLAS M. STEENLAND
                                             --------------------------
                                              Douglas M. Steenland
                                             Executive Vice President,
                                            General Counsel and Secretary

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                              Title                                           Date
       ----------                             ------                                          -----


_______*___________             President, Chief Executive Officer and Director            September 27 2000
John H. Dasburg                 (Principal Executive Officer)


_______*___________             Executive Vice President and Chief Financial Officer       September 27, 2000
Mickey P. Foret                 (Principal Financial Officer)


________*________               Senior Vice President and Controller (Principal            September 27, 2000
Hiram A. Cox                    Accounting Officer)


________*________               Chairman of the Board of Directors                         September 27, 2000
Gary L. Wilson


________*________               Director                                                   September 27, 2000
Ray W. Benning, Jr.


________*________               Director                                                   September 27, 2000
Richard C. Blum


________*________               Director                                                   September 27, 2000
Elaine L. Chao


________*________               Director                                                   September 27, 2000
Alfred A. Checchi


_________________               Director                                                   September __, 2000
James G. Coulter


_______ *________               Director                                                   September 27, 2000
Doris Kearns Goodwin


_______  *________              Director                                                   September 27, 2000
Dennis F. Hightower


_______  *________              Director                                                   September 27, 2000
George J. Kourpias


_______  *________              Director                                                   September 27, 2000
Frederic V. Malek


                                   -87-


________*________               Director                                                   September 27, 2000
Walter F. Mondale


________*________               Director                                                   September 27, 2000
V. A. Ravindran


________*________               Director                                                   September 27, 2000
Michael G. Ristow


_______________                 Director                                                   September __, 2000
Leo M. van Wijk


*By:   /s/ DOUGLAS M. STEENLAND
       -------------------------------
            Douglas M. Steenland
            ATTORNEY-IN-FACT



                                SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, Northwest Airlines Corporation has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Eagan, State of Minnesota, on September 22, 2000.


                                             NORTHWEST AIRLINES CORPORATION
                                             By:/s/ DOUGLAS M. STEENLAND
                                             -------------------------------
                                                Douglas M. Steenland
                                                Executive Vice President,
                                                General Counsel and Secretary


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                   Date

________*________
John H. Dasburg             President, Chief Executive      September 27, 2000
                            Officer and Director (Principal
                            Executive Officer)

_______*________
Mickey P. Foret            Executive Vice President and     September 27, 2000
                           Chief Financial Officer
                           (Principal Financial Officer)

________*________
Hiram A. Cox               Senior Vice President and        September 27, 2000
                           Controller (Principal
                           Accounting Officer)

________*________
Gary L. Wilson             Chairman of the Board of         September 27, 2000
                           Directors


________*________          Director                         September 27, 2000
Ray W. Benning, Jr.


________*________
Richard C. Blum            Director                         September 27, 2000

________*________
Elaine L. Chao                  Director                    September 27, 2000


________*_________
Alfred A. Checchi               Director                    September 27, 2000


__________________
James G. Coulter                Director                    September __, 2000


________*_________
Doris Kearns Goodwin            Director                    September 27, 2000


________*_________
Dennis F. Hightower             Director                    September 27, 2000


________*_________
George J. Kourpias              Director                    September 27, 2000


_______*__________
Frederic V. Malek               Director                    September 27, 2000


_______*__________
Walter F. Mondale               Director                    September 27, 2000


_______*__________
V. A. Ravindran                Director                     September 27, 2000

_________*________
Michael G. Ristow              Director                     September 27, 2000


__________________
Leo M. van Wijk                Director                     September __, 2000

*By:   /s/ DOUGLAS M. STEENLAND
       ---------------------------
           Douglas M. Steenland
           ATTORNEY-IN-FACT

                              EXHIBIT INDEX

Exhibit
Number                    Description

Exhibit 1(a) Form of Underwriting Agreement for debt securities or warrants to Purchase debt securities of Northwest (filed as Exhibit 1(a) to Registration Statement on Forms-3 (File No. 333-79215, and hereinafter, "Registration Statement No. 33-79125") No. 33-79215 and
                          incorporated herein by reference).

Exhibit 1(b) Form of Underwriting Agreement for Pass Through Certificates of Northwest (filed as Exhibit 1(b) to Registration No. 333-79215 and incorporated herein by reference).

Exhibit 4(a) Senior Debt Securities Indenture, dated as of March 1, 1997, among Northwest, Old NWA Corp. and State Street Bank and Trust Company ("State Street"), as Trustee, relating to the Senior debt securities of Northwest, as supplemented by Supplemental Indenture, dated as of November 20, 1998, among NWA Corp., Old NWA Corp., Northwest, and State Street, as Trustee, and Second Supplemental Indenture, dated as of February 25, 1999, among NWA Corp., Old NWA Corp., Northwest and State Street, as Trustee (filed as Exhibit 4(a) to Registration Statement No. 333-79215 and incorporated herein by reference).

Exhibit 4(b) Form of Subordinated Debt Securities Indenture among Northwest, NWA Corp. and State Street, as Trustee, relating to the Subordinated Debt Securities of Northwest (filed as Exhibit 4(b) to Registration Statement No. 333-79215 and incorporated herein by reference).

Exhibit 4(c) Form of Senior Debt Securities of Northwest (filed as Exhibit 4(c) to Registration
                          Statement No. 333-79215 and incorporated herein by reference).

Exhibit 4(d) Form of Subordinated Debt Securities of Northwest (filed as Exhibit 4(d) to Registration Statement No. 333-79215 and incorporated herein by reference).

Exhibit 4(e) Form of Warrant Agreement for warrants to Purchase Debt Securities of Northwest that are Sold Attached to Debt Securities of Northwest (filed as Exhibit 4(e) to Registration Statement No. 333-79215 and incorporated herein by reference).

Exhibit 4(f) Form of Warrant to Purchase Debt Securities of Northwest that are Sold Attached to Debt Securities of Northwest (included as part of Exhibit 4(e)).

Exhibit 4(g) Form of Warrant Agreement for warrants to Purchase Debt Securities of Northwest that are Sold Alone (filed as Exhibit 4(g) to
                          Registration Statement No. 333-79215 and incorporated herein by reference).

Exhibit 4(h) Form of Warrant to Purchase Debt Securities of Northwest that are Sold Alone (included as part of Exhibit 4(g)).

Exhibit 4(i) Pass Through Trust Agreement dated June 3, 1999 among NWA Corp., Northwest and State Street, Bank and Trust Company of Connecticut, National Association ("State Street Connecticut") as Trustee, relating to Pass Through Certificates of Northwest (filed as Exhibit 4(i) to Registration No. 333-79215 and incorporated herein by reference).

Exhibit 4(j)              Form of Pass Through Certificate included in
                          Exhibit 4(i).

Exhibit 4(k) Form of Bond (filed as Exhibit 4.3 to NWA Corp's Quarterly Report on Form 10-Q for the three months ended September 30, 1999 and incorporated herein by reference).

Exhibit 4(l) Restated Certificate of Incorporation of NWA Corp. (filed as Exhibit 4(k) to Registration

                          Statement No. 333-79215) and incorporated herein by reference).

Exhibit 4(m)              Amended and Restated By-Laws of NWA Corp.
                          (filed as Exhibit 4(l) to Registration
                          Statement No. 333-79215 and incorporated herein by reference).

Exhibit 4(n) Restated Certificate of Incorporation of Northwest (filed as Exhibit 4(m) to Registration Statement No. 333-79215 and incorporated herein by reference).

Exhibit 4(o) Amended and Restated Bylaws of Northwest (filed as Exhibit 4(n) to Registration Statement No. 333-79215 and incorporated herein by reference).

Exhibit 4(p)              Certificate of Designation of Series C
                          Preferred Stock of NWA Corp. (included in
                          Exhibit 4(l)).

Exhibit 4(q) Certificate of Designation of Series D Junior Participating Preferred Stock of NWA Corp. (included in Exhibit 4(k)).

Exhibit 4(r) The Registrants hereby agree to furnish to the Commission, upon request, copies of certain instruments defining the rights of holders of long-term debt of the kind described in Item 601(b)(4) of Regulation S-K.

Exhibit 5(a)* Opinion of Simpson Thacher & Bartlett as to the legality of the Securities.

Exbibit 5(b)*             Opinion of Douglas M. Steenland, Esq. as to the
                          legality of the Securities.

Exhibit 8*                Tax Opinion of Cadwalader, Wickersham &
                          Taft relating to Pass Through
                          Certificates.

Exhibit 23(a)*             Consent of Ernst & Young LLP.

Exhibit 23(b) Consent of Simpson Thacher & Bartlett (included as part of Exhibit 5).

Exhibit 23(c) Consent of Cadwalader, Wickersham & Taft (included as part of Exhibit 8).

Exhibit 24 Powers of Attorney (included in signature pages of this Registration Statement).

Exhibit 25(a) Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of State Street, as Trustee under the Senior Debt Securities Indenture of Northwest and NWA Corp. (filed as Exhibit 25(a) to Registration Statement No. 333-79215 and incorporated herein by reference).

Exhibit 25(b) Form T-1 Statement of Eligibility under the Trust Indenture Act of State Street, as Trustee under the Subordinated Debt Securities Indenture of Northwest and NWA Corp. (filed as Exhibit 25(b) to Registration Statement No. 333-79215 and incorporated herein by reference).

xhibit 25(c)               Form T-1 Statement of Eligibility under the Trust
                           Indenture Act of State Street Connecticut, as
                           Trustee under the Pass Through Trust Agreement of
                           Northwest and NWA Corp (filed as Exhibit 25(c) to
                           Registration Statement No. 333-79215 and incorporated herein by reference).

Exhibit 99(a) Trustee Parent Guarantee of State Street in favor of State Street Connecticut in connection with the Pass Through Trust Agreement of Northwest and NWA Corp. (filed as Exhibit 99(a) to Registration No. 333-79215 and incorporated herein by reference).

_________
  * Filed herewith